Exhibit 17(a)



[Logo] Merrill Lynch Investment Managers                         www.mlim.ml.com




Prospectus
April 25, 2002



Merrill Lynch World Income Fund, Inc.












This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                                            PAGE

[GRAPHIC OMITTED] KEY FACTS
                  --------------------------------------------------------------
                  Merrill Lynch World Income Fund at a Glance................  3

                  Risk/Return Bar Chart......................................  6

                  Fees and Expenses..........................................  8


[GRAPHIC OMITTED] DETAILS ABOUT THE FUND
                  --------------------------------------------------------------

                  How the Fund Invests....................................... 10

                  Investment Risks........................................... 12

[GRAPHIC OMITTED] YOUR ACCOUNT
                  --------------------------------------------------------------

                  Merrill Lynch Select Pricing(SM) System.................... 21

                  How to Buy, Sell, Transfer and Exchange Shares............. 27

                  Participation in Fee-Based Programs........................ 32

[GRAPHIC OMITTED] MANAGEMENT OF THE FUND
                  --------------------------------------------------------------

                  Fund Asset Management...................................... 34

                  Financial Highlights....................................... 35

[GRAPHIC OMITTED] FOR MORE INFORMATION
                  --------------------------------------------------------------

                  Shareholder Reports................................ Back Cover

                  Statement of Additional Information................ Back Cover







                     MERRILL LYNCH WORLD INCOME FUND, INC.

[GRAPHIC OMITTED]
Key Facts

                                   MERRILL LYNCH WORLD INCOME FUND AT A GLANCE
                                   ---------------------------------------------


                                   What is the Fund's investment objective?

                                   The investment objective of the Fund is to seek high current income by investing in a global portfolio of fixed income securities denominated in various currencies, including multi-national currency units.

                                   What are the Fund's main investment
                                   strategies?

                                   In trying to achieve its objective, the Fund mainly invests in bonds and other securities, including preferred stocks, that periodically pay interest (fixed income securities). These securities may be denominated and pay interest in U.S. dollars or other currencies and may be issued by United States or foreign governments or corporations.

In an effort to help               The Fund will spread its investments among
you better                         different types of fixed income securities
understand the many                and different countries based upon Fund
concepts involved in               management's analysis of the yield, maturity
making an investment               and currency considerations affecting these
decision, we have                  securities. The Fund will normally invest in
defined highlighted                securities denominated in at least three
terms in this                      different currencies. The Fund presently
prospectus in the                  expects it will invest primarily in
sidebar.                           securities denominated in the currencies of
                                   the United States, Canada, Western European
Preferred Stock --                 nations (including the euro), New Zealand and
class of stock that                Australia. No set portion of the Fund's
often pays dividends               investments is required to be denominated in
at a specified rate                any particular currency. Substantially all of
and has preference                 the Fund's investments may be denominated in
over common stock in               a single currency, including U.S. dollars.
dividend payments
and liquidation of                 The Fund may invest in securities of any
assets. Preferred                  maturity. The average maturity of the Fund's
stock may also be                  portfolio securities will vary based upon the
convertible into                   Investment Adviser's view of economic and
common stock.                      market conditions. However, the Fund does not
                                   expect the average maturity of its portfolio
Yield -- the income                to exceed fifteen years. The Fund may try to
generated by an                    hedge against changes in interest rates or
investment in the                  currency valuations by buying or selling
Fund.                              options or futures and entering into foreign
                                   currency transactions.
Maturity -- the time
at which the                       The Fund may invest in fixed income
principal amount of                securities that are rated in the lower rating
a bond is scheduled                categories of the major rating agencies or
to be returned to                  that are unrated securities that Fund
investors.                         management believes are of comparable
                                   quality. These securities are commonly known as "junk bonds." Junk bonds are high risk investments that may cause income and principal losses for the Fund.
                                   The Fund cannot guarantee that it will
                                   achieve its objective.

                                   What are the main risks of investing in the Fund?

                                   As with any mutual fund, the value of the Fund's investments -- and, therefore, the value of Fund shares -- may fluctuate. The value of the Fund's investments

                     MERRILL LYNCH WORLD INCOME FUND, INC.                     3


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[GRAPHIC OMITTED] Key Facts


                                   may change in response to interest rate
                                   changes or other factors that may affect a particular issuer or obligation. Generally, when interest rates go up, the value of fixed income securities goes down. Also, Fund management may select securities that underperform the market, relevant indices or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments go down, you may lose money.

                                   Investments the Fund makes are also subject to credit risk. Credit risk is the risk that the issuer will be unable to pay the interest or principal on an obligation when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

                                   The Fund will invest a large part of its assets in non-U.S. securities. Foreign investing involves special risks -- including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to sell than U.S. securities. Many of the markets in which the Fund may invest are emerging markets. The risks of foreign investing are greater for emerging markets.

                                   The Fund can invest up to 100% of its assets in junk bonds. Investments in junk bonds involve greater risks than investments in higher quality debt securities, such as greater price fluctuation and greater risk of loss of income and principal.

                                   The Fund is a non-diversified fund, which means that it may invest more of its assets in securities of a single issuer than if it were a diversified fund. If the Fund invests in a smaller number of issuers, the Fund's risk is increased because developments affecting an individual issuer have a greater impact on the Fund's performance.

                                   Who should invest?

                                   The Fund may be an appropriate investment for you if you:

                                        o Are looking for an investment that
                                          provides income

                                        o Want a professionally managed
                                          portfolio without the administrative
                                          burdens of direct investments in
                                          corporate or government bonds and
                                          other debt securities

4                    MERRILL LYNCH WORLD INCOME FUND, INC.


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                                        o Are looking for exposure to a variety
                                          of fixed income markets around the
                                          world

                                        o Are willing to accept the risk of
                                          greater loss of income and principal
                                          due to the Fund's emphasis on foreign
                                          investing and its ability to invest in
                                          junk bonds

                     MERRILL LYNCH WORLD INCOME FUND, INC.                     5

[GRAPHIC OMITTED] Key Facts        RISK/RETURN BAR CHART
                                   ---------------------------------------------


                                   The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class A shares for the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the Merrill Lynch U.S. Treasury/Agency 1-10 Years Index. How the Fund performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

                                                [GRAPHIC OMITTED]

                                   During the ten year period shown in the bar chart, the highest return for a quarter was 7.20% (quarter ended December 31, 1999) and the lowest return for a quarter was -24.03% (quarter ended September 30, 1998). The Fund's year-to-date return as of March 31, 2002 was 0.43%.


6                     MERRILL LYNCH WORLD INCOME FUND, INC.


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                                   After-tax returns are shown only for Class A
                                   shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured. The after-tax returns do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

                                                                                                                      Ten Years or
                                    Average Annual Total Returns (for the                                                Life of
                                    periods ended December 31, 2001)                   One Year        Five Years      Class/Fund
                                    ------------------------------------------------------------------------------------------------
                                    Merrill Lynch World Income Fund -- Class A:
                                       Return Before Taxes*                              1.21%           (1.43)%         3.32%

                                       Return After Taxes on Distributions*             (2.90)%          (4.56)%         0.28%

                                       Return After Taxes on Distributions
                                       and Sale of Fund Shares*                          0.72%           (2.62)%         1.21%

                                    Merrill Lynch World Income Fund-- Class B:

                                       Return Before Taxes*                              1.01%           (1.39)%         2.94%

                                    Merrill Lynch World Income Fund-- Class C:
                                       Return Before Taxes*                              3.61%           (1.46)%         2.05%+

                                    Merrill Lynch World Income Fund-- Class D:
                                       Return Before Taxes*                              0.95%           (1.68)%         2.07%+

                                    Merrill Lynch U.S. Treasury/Agency 1-10
                                       Years Index** (reflects no deduction
                                       for fees, expenses or taxes):

                                       Return for Past One, Five and Ten Years           8.33%           7.06%           6.67%

                                       Return Since October 31, 1994                       --              --            7.44%

                                   *Includes all applicable fees and sales
                                   charges.
                                   **This unmanaged Index is comprised of
                                   intermediate-term Government bonds maturing in one to ten years. Past performance is not predictive of future performance.
                                   +Inception date is October 21, 1994.


                     MERRILL LYNCH WORLD INCOME FUND, INC.                     7


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[GRAPHIC OMITTED] Key Facts

                                   FEES AND EXPENSES
                                   ---------------------------------------------


UNDERSTANDING                      The fund offers four different classes of
EXPENSES                           shares. Although your money will be invested
                                   the same way no matter which class of shares
Fund investors pay                 you buy, there are differences among the fees
various fees and                   and expenses associated with each class. Not
expenses, either                   everyone is eligible to buy every class.
directly or                        After determining which classes you are
indirectly. Listed                 eligible to buy, decide which class best
below are some of                  suits your needs. Your Merrill Lynch
the main types of                  financial advisor or other financial
expenses, which the                intermediary can help you with this decision.
fund may charge:
                                   This table shows the different fees and
Expenses paid                      expenses that you may pay if you buy and hold
directly by the                    the different classes of shares of the Fund.
shareholder:                       Future expenses may be greater or less than
                                   those indicated below.
Shareholder Fees --
these include sales

charges which you                  Shareholder Fees (fees paid
may pay when you buy               directly from your investment(a):             Class A     Class B(b)   Class C       Class D
or sell shares of                  ---------------------------------             -------     ----------   -------       -------
the fund.                          Maximum Sales Charge (Load) imposed on
                                   purchases (as a percentage of offering
Expenses paid                      price)                                         4.00%(c)     None         None         4.00%(c)
indirectly by
the shareholder:                   Maximum Deferred Sales Charge (Load)
                                   (as a percentage of original purchase
Annual Fund                        price or redemption proceeds, whichever
Operating Expenses                 is lower)                                      None(d)      4.00%(c)     1.00%(c)     None(d)
-- expenses that
cover the costs of                 Maximum Sales Charge (Load) imposed on
operating the fund.                Dividend Reinvestments                         None         None         None         None

Investment Advisory                Redemption Fee                                 None         None         None         None
Fee -- a fee paid to
the investment                     Exchange Fee                                   None         None         None         None
adviser for managing
the fund.                          Annual Fund Operating Expenses
                                   (expenses that are deducted from Fund
Distribution Fees --               assets):
fees used to support
the Fund's marketing               Investment Advisory Fee                        0.60%        0.60%        0.60%        0.60%
and distribution
efforts, such as                   Distribution and/or Service (12b-1)
compensating                       Fees(e)                                        None         0.75%        0.80%        0.25%
Financial Advisors
and other financial                Other Expenses (including transfer
intermediaries,                    agency fees)(f)                                0.53%        0.56%        0.56%        0.55%
advertising and
promotion.                         Total Annual Fund Operating Expenses           1.13%        1.91%        1.96%        1.40%

                                   (a) In addition, Merrill Lynch may charge
Service                                clients a processing fee (currently
(Account                               $5.35) when a client buys or redeems
Maintenance) Fees --                   shares. See "Your Account - How to Buy,
fees used to                           Sell, Transfer and Exchange Shares."
compensate                         (b) Class B shares automatically convert to
securities dealers                     Class D Shares approximately ten years
and other financial                    after you buy them and will no longer be
intermediaries for                     subject to distribution fees.
account maintenance                (c) Some investors may qualify for reductions
activities.                            in the Sales Charge (Load).
                                   (d) You may pay a deferred sales charge if
                                       you purchase $1 million or more and you
                                       redeem within one year.

                                              (Footnotes continued on next page)



8                     MERRILL LYNCH WORLD INCOME FUND, INC.


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                                   (Footnotes continued from previous page)

                                   (e)  The Fund calls the "Service Fee" an
                                        "Account Maintenance Fee." Account
                                        Maintenance Fee is the term used
                                        elsewhere in this Prospectus and in all
                                        other Fund materials. If you hold Class
                                        B or Class C shares over time, it may
                                        cost you more in distribution (12b-1)
                                        fees than the maximum sales charge that
                                        you would have paid if you had bought
                                        one of the other classes.
                                   (f)  Financial Data Services, Inc., an
                                        affiliate of the Investment Adviser,
                                        provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser or its affiliates for such services.

                                   Examples:

                                   These examples are intended to help you
                                   compare the cost of investing in the Fund with the cost of investing in other mutual funds.

                                   These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   EXPENSES IF YOU DID REDEEM YOUR SHARES:
                                                   ---

                                                1 Year    3 Years   5 Years    10 Years
                                   Class A       $511       $745       $997     $1,720
                                   Class B       $594       $800     $1,032     $2,233
                                   Class C       $299       $615     $1,057     $2,285
                                   Class D       $537       $825     $1,135     $2,013

                                   EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:
                                                   -------

                                                1 Year    3 Years   5 Years    10 Years
                                   Class A       $511       $745       $997     $1,720
                                   Class B       $194       $600     $1,032     $2,233
                                   Class C       $199       $615     $1,057     $2,285
                                   Class D       $537       $825     $1,135     $2,013


                     MERRILL LYNCH WORLD INCOME FUND, INC.                     9

                                   HOW THE FUND INVESTS
                                   ---------------------------------------------

                                   The Fund's main goal is to provide
                                   shareholders with high current income. in other words, it tries to choose investments that will allow the fund to pay dividends at an attractive rate. The Fund seeks to do this by investing in a global portfolio of fixed income securities denominated in various currencies. There is no restriction on the types of debt securities the fund can buy or on the maturity of those securities. The Fund may invest in United States and foreign government and corporate fixed income securities, including junk bonds and unrated securities. Government securities include securities issued or guaranteed by a government or a government agency or instrumentality. The Fund also may invest in securities issued by certain international organizations. The Fund normally will invest at least 90% of its assets in fixed income securities, and may invest up to 100% of its assets in securities classified as junk bonds. The Fund will spread its investments among different types of fixed income securities and different countries based upon Fund management's analysis of the yield, maturity and currency considerations affecting these securities.

                                   Fund management presently expects that the
                                   Fund will invest primarily in securities
                                   denominated in the currencies of the United
                                   States, Canada, Western European nations
                                   (including the euro), New Zealand and
[GRAPHIC OMITTED]                  Australia, but also can invest in securities
                                   denominated in other currencies. Issuers of
Details About the Fund             securities may not always be located in the
                                   country in whose currency the securities are
ABOUT THE PORTFOLIO                denominated. For example, the Fund may invest
MANAGERS                           in a security denominated in U.S. dollars but
B. Daniel Evans and                issued by a government or corporation located
Romualdo Roldan are                in a country commonly considered to be an
the co-portfolio                   emerging market. The Fund's investments
managers of the                    ordinarily will be denominated in at least
Fund. Mr. Evans has                three currencies. Under certain adverse
been a Director of                 conditions, the Fund may limit the financial
Merrill Lynch                      markets or currencies in which it will
Investment Managers                invest. No set portion of the Fund's
since 2000, a                      investments is required to be denominated in
portfolio manager                  any particular currency. Substantially all of
since 2001 and was a               the Fund's investments may be denominated in
Vice President from                a single currency, including U.S. dollars.
1995 to 2000. Mr.                  The Fund presently intends to invest its
Roldan has been a                  assets solely in the United States financial
Vice President of                  markets or United States dollar-denominated
Merrill Lynch                      securities only for temporary defensive
Investment Managers                purposes. Temporary defensive investments may
since 1998 and a                   limit potential for an increase in the value
portfolio manager                  of Fund shares or for the fund to achieve its
since 1999. Mr.                    investment objective.
Roldan was
previously a Senior                The Fund may invest in several different
Vice President of                  kinds of securities issued by the United
Santander                          States Government. These include U.S.
Investments from                   Treasury obligations (bills, notes and bonds)
1995 to 1998. Mr.                  which have different interest rates and
Evans and Mr. Roldan               maturities and are issued at different times.
are primarily                      These securities are backed by the full faith
responsible for the                and credit of the United States Government.
management of the                  The Fund also may invest in obligations
Fund's portfolio.                  issued or

10                    MERRILL LYNCH WORLD INCOME FUND, INC.

                                   guaranteed by United States Government
                                   agencies or other U.S. Government
ABOUT THE INVESTMENT               organizations. These include government
ADVISER                            guaranteed mortgage-related or asset backed
The Fund is managed                securities. Some of these securities may be
by Fund Asset                      backed by the full faith and credit of the
Management.                        U.S. Treasury, some may be supported by the
                                   right of the issuer to borrow from the U.S.
                                   Treasury, and some are backed only by the credit of the issuer itself.

                                   The obligations of foreign governments and their related organizations have various kinds of government support. These obligations may or may not be supported by the full faith and credit of a foreign government.

                                   The Fund may invest in securities issued by international organizations designated or supported by governments or government agencies to promote economic reconstruction or development. Examples of these include the International Bank for Reconstruction and Development (the World Bank), the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank.

                                   The Fund may use a variety of portfolio
                                   strategies to hedge its portfolio against interest rate and currency risk, or to seek to enhance its return. These strategies include the use of derivatives, such as options on portfolio positions or currencies, financial and currency futures and options on these futures, forward foreign currency transactions, indexed and inverse securities, interest rate swaps and credit default swaps. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Aggregate Bond Index.

                                   The Fund also may invest in convertible
                                   securities. Convertible securities are
                                   generally debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertible) or dividends (preferred stocks). A convertible security's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible security ordinarily performs like regular debt securities; that is, as market interest rates rise, the value of a convertible usually falls. Although the Fund generally expects that it will sell convertible securities rather than convert them into common stock, the Fund can invest up to 10% of its assets in common stock obtained through conversion.

                                   The Fund may invest in securities whose
                                   investment return is based on the change in a particular measurement of value or rates (an "index"). The Fund also may buy securities whose potential investment return is inversely based on the change in particular indices. The Fund can also lend its portfolio securities.

                     MERRILL LYNCH WORLD INCOME FUND, INC.                    11


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[GRAPHIC OMITTED] Details About the Fund

                                   The debt securities in which the Fund invests may include credit-linked notes, structured notes or other instruments evidencing interests in special purpose vehicles, trusts or other entities that hold or represent interests in debt securities.

                                   The Fund does not intend to invest in common stocks or other equity securities, other than preferred stocks and convertible securities. The Fund may, however, acquire and hold such securities (or rights to acquire such securities) in unit offerings with fixed income securities, in connection with an amendment, waiver, conversion or exchange of fixed income securities, in connection with the bankruptcy or workout of a distressed fixed income security, or upon the exercise of a right or warrant obtained on account of a fixed income security.

                                   INVESTMENT RISKS
                                   ---------------------------------------------


                                   This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.

                                   Market and Selection Risk -- Market risk is the risk that the bond market in one or more countries in which the Fund invests will go up or down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the market, relevant indices or other funds with similar investment objectives and investment strategies.

                                   Credit Risk -- Credit risk is the risk that the issuer of a bond or other fixed income security will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

                                   Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

12                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   Call and Redemption Risk -- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond the Fund holds, the Fund may lose income and may have to invest the proceeds in bonds with lower yields.

                                   Non-Diversification Risk -- The Fund is a non-diversified fund. If the Fund invests in securities of a smaller number of issuers, the Fund's risk is increased because developments affecting an individual issuer have a greater impact on the Fund's performance.

                                   Foreign Market Risk -- Since the Fund invests in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

                                   Foreign Economy Risk -- The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

                                   Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations.

                                   Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in

                     MERRILL LYNCH WORLD INCOME FUND, INC.                    13

[GRAPHIC OMITTED] Details About the Fund

                                   enforcing favorable legal judgments in
                                   foreign courts and political and social
                                   instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

                                   Emerging Markets Risk -- Many of the markets in which the Fund may invest generally are considered to be emerging markets. The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affects returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

                                   Many emerging markets have histories of
                                   political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

                                   Currency Risk -- Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates may affect the value of the Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar may reduce returns for U.S. investors while a weak U.S. dollar may increase those returns.


14                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   Governmental Supervision and
                                   Regulation/Accounting Standards -- Many
                                   foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Fund's management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Fund can earn on its investments.

                                   Certain Risks of Holding Fund Assets Outside the United States -- The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than investment companies invested only in the United States.

                                   Settlement Risk -- Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

                                   Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities

                     MERRILL LYNCH WORLD INCOME FUND, INC.                    15

[GRAPHIC OMITTED] Details About the Fund

                                   and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

                                   Securities Lending -- The Fund may lend
                                   securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

                                   Borrowing and Leverage -- The Fund may borrow for temporary or emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and the yield on the Fund's portfolio. Borrowing will cost the Fund interest expenses and other fees. The cost of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, when issued and delayed delivery securities, forward commitments, options, warrants and repurchase agreements.

                                   Risks associated with certain types of
                                   securities in which the Fund may invest
                                   include:

                                   Sovereign Debt -- The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject the Fund to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding by which all or part of sovereign debt that a government entity has not repaid may be collected.

                                   Junk Bonds -- Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally

16                    MERRILL LYNCH WORLD INCOME FUND, INC.

                                   pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

                                   Asset-backed Securities -- Like traditional fixed income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Fund reinvests the proceeds of a prepayment it may receive a lower interest rate than the rate on the security that was prepaid. In a period of rising interest rates, prepayment may occur at a slower rate than expected. As a result, the average maturity of the Fund's portfolio will increase. The value of longer term securities generally changes more widely in response to changes in interest rates than shorter term securities.

                                   Mortgage-backed Securities -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Fund has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as extension risk.

                                   Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interests rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

                                   Indexed and Inverse Floating Rate Securities
                                   -- The Fund may invest in securities whose potential returns are directly related to changes in an underlying

                     MERRILL LYNCH WORLD INCOME FUND, INC.                    17

[GRAPHIC OMITTED] Details About the Fund

                                   index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate, tax exempt securities. Both indexed securities and inverse floaters are derivative securities and can be considered speculative.

                                   Derivatives -- The Fund may use derivative instruments including indexed and inverse securities, forwards, futures, options on futures, interest rate swaps and credit default swaps. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as the Lehman Brothers Aggregate Bond Index. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

                                        Credit risk -- the risk that the
                                        counterparty (the party on the other
                                        side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

                                        Currency risk -- the risk that changes
                                        in the exchange rate between currencies
                                        will adversely affect the value (in U.S.
                                        dollar terms) of an investment.

                                        Leverage risk -- the risk associated
                                        with certain types of investments or
                                        trading strategies (such as borrowing
                                        money to increase the amount of
                                        investments) that relatively small
                                        market movements may result in large
                                        changes in the value of an investment.
                                        Certain investments or trading
                                        strategies that involve leverage can
                                        result in losses that greatly exceed the amount originally invested.

                                        Liquidity risk -- the risk that certain
                                        securities may be difficult or
                                        impossible to sell at the time that the
                                        seller would like or at the price that
                                        the seller believes the security is
                                        currently worth.

18                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   The Fund may use derivatives for hedging purposes, including anticipatory hedges, as well as to seek to enhance total returns. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

                                   Swap Agreements -- Swap agreements involve the risk that the party with whom the Fund has entered into the swap will default on its obligation to pay the Fund and the risk that the Fund will not be able to meet its obligations to pay the other party to the agreement.

                                   Warrants -- A warrant gives the Fund the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or "exercise") price, and the date the warrant expires. The Fund has no obligation to exercise the warrant and buy the stock.

                                   A warrant has value only if the Fund can either exercise it or sell it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

                                   Convertibles -- Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of regular debt securities; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the value of the underlying common stock.

                     MERRILL LYNCH WORLD INCOME FUND, INC.                    19

[GRAPHIC OMITTED] Details About the Fund

                                   Illiquid Securities -- The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

                                   Restricted Securities -- Restricted
                                   securities have contractual or legal
                                   restrictions on their resale. They include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

                                   Restricted securities may be illiquid. The
                                   Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund may not be able to sell the securities.


                                   STATEMENT OF ADDITIONAL INFORMATION
                                   ----------------------------------------


                                   If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.


20                     MERRILL LYNCH WORLD INCOME FUND, INC.

[GRAPHIC OMITTED] Your Account

                                   MERRILL LYNCH SELECT PRICING(SM) SYSTEM
                                   ----------------------------------------


                                   The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

                                   For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

                                   Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

                                   If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.50% for Class B shares and 0.55% for Class C shares and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

                                   The Fund's shares are distributed by FAM
                                   Distributors Inc., an affiliate of Merrill
                                   Lynch.





                     MERRILL LYNCH WORLD INCOME FUND, INC.                    21

[GRAPHIC OMITTED] Your Account

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                                   Class A                       Class B                   Class C                 Class D
                                   -------                       -------                   -------                 -------
Availability             Limited to certain             Generally available          Generally available    Generally available
                         investors including:           through Merrill Lynch.       through Merrill        through Merrill
                                                        Limited availability         Lynch. Limited         Lynch. Limited
                         o Current Class A              through selected             availability           availability through
                           shareholders                 securities dealers and       through selected       selected securities
                                                        other financial              securities dealers     dealers and other
                         o Certain Retirement Plans     intermediaries.              and other financial    financial
                                                                                     intermediaries.        intermediaries.
                         o Participants in certain
                           Merrill Lynch-sponsored
                           programs

                         o Certain affiliates of
                           Merrill Lynch, selected
                           securities dealers and
                           other financial
                           intermediaries.

Initial Sales            Yes. Payable at time of        No. Entire purchase price    No. Entire purchase    Yes. Payable at time
Charge?                  purchase. Lower sales          is invested in shares of     price is invested      of purchase. Lower
                         charges available for          the Fund.                    in shares of the       sales charges
                         larger investments.                                         Fund.                  available for larger
                                                                                                            investments.
Deferred Sales           No. (May be charged for        Yes. Payable if you          Yes. Payable if you    No. (May be charged
Charge?                  purchases over $1 million      redeem within four years     redeem within one      for purchases over
                         that are redeemed within       of purchase.                 year of purchase.      $1 million that are
                         one year.)                                                                         redeemed within one
                                                                                                            year.)
Account                  No.                            0.25% Account Maintenance    0.25% Account          0.25% Account
Maintenance and                                         Fee                          Maintenance Fee        Maintenance Fee
Distribution Fees?                                      0.50% Distribution Fee.      0.55% Distribution     No Distribution Fee.
                                                                                     Fee.
Conversion to            No.                            Yes. Automatically after     No.                    N/A
Class D shares?                                         approximately ten years.





22                     MERRILL LYNCH WORLD INCOME FUND, INC.




                                   Class A and Class D Shares--Initial Sales
                                   Charge Options

                                   If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                                                                               Dealer
                                                                                                            Compensation
                                                                            As a % of       As a % of         as a % of
                                           Your Investment               Offering Price  Your Investment*  Offering Price
                                           ---------------               --------------  ----------------  --------------
                                   Less than $25,000                          4.00%          4.17%             3.75%
                                   $25,000 but less than $50,000              3.75%          3.90%             3.50%
                                   $50,000 but less than $100,000             3.25%          3.36%             3.00%
                                   $100,000 but less than $250,000            2.50%          2.56%             2.25%
                                   $250,000 but less than $1,000,000          1.50%          1.52%             1.25%
                                   $1,000,000 and over**                      0.00%          0.00%             0.00%

                                   *  Rounded to the nearest one-hundredth
                                      percent.

                                   ** If you invest $1,000,000 or more in Class
                                      A or Class D shares, you may not pay an
                                      initial sales charge. In that case, the
                                      Investment Adviser compensates the selling
                                      dealer or other financial intermediary
                                      from its own funds. However, if you redeem
                                      your shares within one year after
                                      purchase, you may be charged a deferred
                                      sales charge. This charge is 1.00% of the
                                      lesser of the original cost of the shares
                                      being redeemed or your redemption
                                      proceeds. A sales charge of 0.75% will be
                                      charged on purchases of $1,000,000 or more
                                      of Class A or Class D shares by certain
                                      employer-sponsored retirement or savings
                                      plans.
Right of
Accumulation --                    No initial sales charge applies to Class A or
permits you to pay                 Class D shares that you buy through
the sales charge                   reinvestment of dividends. A reduced or
that would apply to                waived sales charge on a purchase of Class A
the cost or value                  or Class D shares may apply for:
(whichever is
higher) of all                          o  Purchases under a Right of
shares you own in                          Accumulation or Letter of Intent
the Merrill Lynch
mutual funds that                       o  TMA(SM) Managed Trusts
offer Select
Pricing(SM) options.                    o  Certain Merrill Lynch investment or
                                           central asset accounts
Letter of Intent --
permits you to pay                      o  Certain employer-sponsored retirement
the sales charge                           or savings plans
that would be
applicable if you                       o  Purchases using proceeds from the
add up all shares of                       sale of certain Merrill Lynch
Merrill Lynch Select                       closed-end funds under certain
Pricing(SM) System                         circumstances
funds that you agree
to buy within a                         o  Certain investors, including
13-month period.                           directors or trustees of Merrill
Certain restrictions                       Lynch mutual funds and Merrill Lynch
apply.                                     employees

                    MERRILL LYNCH WORLD INCOME FUND, INC.                     23

[GRAPHIC OMITTED] Your Account

                                        o  Certain fee-based programs of Merrill
                                           Lynch and other financial
                                           intermediaries that have agreements
                                           with the Distributor or its
                                           affiliates

                                   Only certain investors are eligible to buy
                                   Class A shares. Your Merrill Lynch Financial
                                   Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

                                   If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

                                   If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary, or contact the Fund's Transfer Agent at 1-800-MER-FUND.

                                   Class B and Class C Shares -- Deferred Sales
                                   Charge Options

                                   If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase, or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay account maintenance fees of 0.25% for Class B and C shares and distribution fees of 0.50%, with respect to Class B shares, and 0.55%, with respect to Class C shares, each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

                                   Class B Shares

                                   If you redeem Class B shares within four years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

24                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   Years Since Purchase            Sales Charge*

                                     0 - 1                             4.00%
                                     1 - 2                             3.00%
                                     2 - 3                             2.00%
                                     3 - 4                             1.00%
                                     4 and thereafter                  0.00%


                                   *  The percentage charge will apply to the
                                      lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

                                   The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

                                   o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

                                   o Redemption by certain eligible 401(a) and 401(k) plans, and certain retirement plan rollovers

                                   o  Redemption in connection with
                                      participation in certain fee-based
                                      programs of Merrill Lynch or other
                                      financial intermediaries that have
                                      agreements with the Distributor or its
                                      affiliates, or in connection with
                                      involuntary termination of an account in which Fund shares are held

                                   o  Withdrawals resulting from shareholder
                                      death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate

                                   o  Withdrawal through the Merrill Lynch
                                      Systematic Withdrawal Plan of up to 10%
                                      per year of your Class B account value at the time the plan is established

                                   Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.

                                   Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of an equity fund typically


25                    MERRILL LYNCH WORLD INCOME FUND, INC.

[GRAPHIC OMITTED] Your Account

                                   convert approximately eight years after
                                   purchase compared to approximately ten years for fixed income funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's ten year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

                                   Class C Shares

                                   If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

                                   Class C shares do not offer a conversion privilege.







26                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   HOW TO BUY, SELL, TRANSFER AND EXCHANGE
                                   SHARES
                                   ---------------------------------------------

                                   The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

                                   Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Acts accounts.


                    MERRILL LYNCH WORLD INCOME FUND, INC.                     27



[GRAPHIC OMITTED] Your Account


If You Want to              Your Choices                                Information Important for You to Know
--------------              ------------                                -------------------------------------
Buy Shares                  First, select the                           Refer to the Merrill Lynch Select Pricing table
                            share class                                 on page 22. Be sure to read this prospectus
                            appropriate for you                         carefully.

                            Next, determine the                         The minimum initial investment for the Fund is
                            amount of your                              $1,000 for all accounts except:
                            investment
                                                                        o $250 for certain Merrill Lynch fee-based
                                                                          programs

                                                                        o $100 for retirement plans

                                                                        (The minimums for initial investments may be
                                                                        waived under certain circumstances.)

                            Have your Merrill                           The price of your shares is based on the next
                            Lynch Financial                             calculation of net asset value after your order
                            Advisor, selected                           is placed. Any purchase orders placed prior to
                            securities dealer or                        the close of business on the New York Stock
                            other financial                             Exchange (generally 4:00 p.m Eastern time) will
                            intermediary submit                         be priced at the net asset value determined that
                            your purchase order                         day. Certain financial intermediaries, however,
                                                                        may require submission of orders prior to that
                                                                        time.

                                                                        Purchase orders placed after that time will be
                                                                        priced at the net asset value determined on the
                                                                        next business day. The Fund may reject any order
                                                                        to buy shares and may suspend the sale of shares
                                                                        at any time. Selected securities dealers or
                                                                        other financial intermediaries including Merrill
                                                                        Lynch may charge a processing fee to confirm a
                                                                        purchase. Merrill Lynch currently charges a fee
                                                                        of $5.35.

                            Or contact the                              To purchase shares directly, call the Transfer
                            Transfer Agent                              Agent at 1-800-MER-FUND and request an
                                                                        application. Mail the completed application to
                                                                        the Transfer Agent at the address on the inside
                                                                        back cover of this Prospectus.

Add to Your                 Purchase additional                         The minimum investment for additional purchases
Investment                  shares                                      is generally $50 except that retirement plans
                                                                        have a minimum additional purchase of $1 and
                                                                        certain programs, such as automatic investment
                                                                        programs, may have higher minimums.

                                                                        (The minimums for additional purchases may be
                                                                        waived under certain circumstances.)

                            Acquire additional                          All dividends are automatically reinvested
                            shares through the                          without a sales charge.
                            automatic dividend
                            reinvestment plan

                            Participate in the                          You may invest a specific amount on a periodic
                            automatic investment                        basis through certain Merrill Lynch investment
                            plan                                        or central asset accounts.

Transfer Shares to Another  Transfer to a                               You may transfer your Fund shares only to
Securities Dealer or other  participating                               another securities dealer that has entered into
Financial Intermediary      securities dealer or                        an agreement with the Distributor. Certain
                            other financial                             shareholder services may not be available for
                            intermediary                                the transferred shares. You may only purchase
                                                                        additional shares of funds previously owned
                                                                        before the transfer. All future trading of these
                                                                        assets must be coordinated by the receiving firm.


28               MERRILL LYNCH WORLD INCOME FUND, INC.

If You Want to              Your Choices                                Information Important for You to Know
--------------              ------------                                -------------------------------------
Transfer Shares to Another  Transfer to a                               You must either:
Securities Dealer           non-participating
(continued)                 securities dealer or                        o Transfer your shares to an account with the
                            other financial                               Transfer Agent; or
                            intermediary
                                                                        o Sell your shares, paying any applicable
                                                                          deferred sales charge.

Sell Your Shares            Have your Merrill                           The price of your shares is based on the next
                            Lynch Financial                             calculation of net asset value after your order
                            Advisor, selected                           is placed. For your redemption request to be
                            securities dealer or                        priced at the net asset value on the day of your
                            other financial                             request, you must submit your request to your
                            intermediary submit                         dealer or other financial intermediary prior to
                            your sales order                            that day's close of business on the New York
                                                                        Stock Exchange (generally 4:00 p.m. Eastern
                                                                        time). Certain financial intermediaries,
                                                                        however, may require submission of orders prior
                                                                        to that time. Any redemption request placed
                                                                        after that time will be priced at the net asset
                                                                        value at the close of business on the next
                                                                        business day.

                                                                        Securities dealers or other financial
                                                                        intermediaries, including Merrill Lynch, may
                                                                        charge a fee to process a redemption of shares.
                                                                        Merrill Lynch currently charges a fee of $5.35.
                                                                        No processing fee is charged if you redeem
                                                                        shares directly through the Transfer Agent.

                                                                        The Fund may reject an order to sell shares
                                                                        under certain circumstances.

                            Sell through the                            You may sell shares held at the Transfer Agent
                            Transfer Agent                              by writing to the Transfer Agent at the address
                                                                        on the inside back cover of this Prospectus. All
                                                                        shareholders on the account must sign the
                                                                        letter. A signature guarantee will generally be
                                                                        required but may be waived in certain limited
                                                                        circumstances. You can obtain a signature
                                                                        guarantee from a bank, securities dealer,
                                                                        securities broker, credit union, savings
                                                                        association, national securities exchange or
                                                                        registered securities association. A notary
                                                                        public seal will not be acceptable. If you hold
                                                                        stock certificates, return the certificates with
                                                                        the letter. The Transfer Agent will normally
                                                                        mail redemption proceeds within seven days
                                                                        following receipt of a properly completed
                                                                        request. If you make a redemption request before
                                                                        the Fund has collected payment for the purchase
                                                                        of shares, the Fund or the Transfer Agent may
                                                                        delay mailing your proceeds. This delay will
                                                                        usually not exceed ten days.

                                                                        You may also sell shares held at the Transfer
                                                                        Agent by telephone request if the amount being
                                                                        sold is less than $50,000 and if certain other
                                                                        conditions are met. Contact the Transfer Agent
                                                                        at 1-800-MER-FUND for details.




                    MERRILL LYNCH WORLD INCOME FUND, INC.                     29

[GRAPHIC OMITTED] Your Account


If You Want to              Your Choices                                Information Important for You to Know
--------------              ------------                                -------------------------------------

Sell Shares Systematically  Participate in the                          You can choose to receive systematic payments
                            Fund's Systematic                           from your Fund account either by check or
                            Withdrawal Plan                             through direct deposit to your bank account on a
                                                                        monthly or quarterly basis. If you hold your
                                                                        fund shares in a Merrill Lynch CMA(R), CBA(R) or
                                                                        Retirement Account, you can arrange for
                                                                        systematic redemptions of a fixed dollar amount
                                                                        on a monthly, bi-monthly, quarterly, semi-annual
                                                                        or annual basis, subject to certain conditions.
                                                                        Under either method you must have dividends
                                                                        automatically reinvested. For Class B and Class
                                                                        C shares your total annual withdrawals cannot be
                                                                        more than 10% per year of the value of your
                                                                        shares at the time your plan is established. The
                                                                        deferred sales charge is waived for systematic
                                                                        redemptions. Ask your Merrill Lynch Financial
                                                                        Advisor or other financial intermediary for
                                                                        details.

Exchange Your Shares        Select the fund into                        You can exchange your shares of the Fund for
                            which you want to                           shares of many other Merrill Lynch mutual funds.
                            exchange. Be sure to                        You must have held the shares used in the
                            read that fund's                            exchange for at least 15 calendar days before
                            prospectus                                  you can exchange to another fund.

                                                                        Each class of Fund shares is generally
                                                                        exchangeable for shares of the same class of
                                                                        another fund. If you own Class A shares and wish
                                                                        to exchange into a fund in which you have no
                                                                        Class A shares (and are not eligible to purchase
                                                                        Class A shares), you will exchange into Class D
                                                                        shares.

                                                                        Some of the Merrill Lynch mutual funds impose a
                                                                        different initial or deferred sales charge
                                                                        schedule. If you exchange Class A or Class D
                                                                        shares for shares of a fund with a higher
                                                                        initial sales charge than you originally paid,
                                                                        you will be charged the difference at the time
                                                                        of exchange. If you exchange Class B shares for
                                                                        shares of a fund with a different deferred sales
                                                                        charge schedule, the higher schedule will apply.
                                                                        The time you hold Class B or Class C shares in
                                                                        both funds will count when determining your
                                                                        holding period for calculating a deferred sales
                                                                        charge at redemption. If you exchange Class A or
                                                                        Class D shares for money market fund shares, you
                                                                        will receive Class A shares of Summit Cash
                                                                        Reserves Fund. Class B or Class C shares of the
                                                                        Fund will be exchanged for Class B shares of
                                                                        Summit.

                                                                        To exercise the exchange privilege contact your
                                                                        Merrill Lynch Financial Advisor or other
                                                                        financial intermediary or call the Transfer
                                                                        Agent at 1-800-MER-FUND.

                                                                        Although there is currently no limit on the
                                                                        number of exchanges that you can make, the
                                                                        exchange privilege may be modified or terminated
                                                                        at any time in the future.




30                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   Short term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion have a pattern of short term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds and accounts under common ownership or control.

                                   HOW SHARES ARE PRICED
                                   ---------------------------------------------


Net Asset Value --                 When you buy shares, you pay the net asset
the market value of                value, plus any applicable sales charge. This
the Fund's total                   is the offering price. Shares are also
assets after                       redeemed at their net asset value, minus any
deducting                          applicable deferred sales charge. The Fund
liabilities, divided               calculates its net asset value (generally by
by the number of                   using market quotations) each day the New
shares outstanding.                York Stock Exchange is open, as of the close
                                   of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time.
                                   If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed.
                                   Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares.

                                   The Fund may accept orders from certain
                                   authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

                                   Generally, Class A shares will have the
                                   highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Generally, Class B shares will have a higher


                    MERRILL LYNCH WORLD INCOME FUND, INC.                     31

[GRAPHIC OMITTED] Your Account

                                   net asset value than Class C shares because
                                   Class B shares have lower distribution
                                   expenses than Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

                                   PARTICIPATION IN FEE-BASED PROGRAMS
                                   ---------------------------------------------

                                   If you participate in certain fee-based
                                   programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

                                   You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

                                   If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

                                   Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

                                   DIVIDENDS AND TAXES

                                   The Fund will distribute net investment
Dividends --                       income and net realized capital gains at
ordinary income and                least annually. The Fund may also pay a
capital gains paid                 special distribution at the end of the
to shareholders.                   calendar year to comply with Federal tax
Dividends may be                   requirements. If you would like to receive
reinvested in                      dividends in cash, contact your Merrill Lynch
additional Fund                    Financial Advisor, selected securities dealer
shares as they are                 or other financial intermediary or the
paid.                              Transfer Agent.





32                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                   Although this cannot be predicted with
                                   certainty, the Fund anticipates that the majority of its dividends will consist of ordinary income. Capital gains may be taxable to you at different rates, depending, in part, on how long the Fund has held the assets sold.

"BUYING A DIVIDEND"                You will pay tax on dividends from the Fund
Unless your                        whether you receive them in cash or
investment is in a                 additional shares. If you redeem Fund shares
tax deferred                       or exchange them for shares of another fund,
account, you may                   you generally will be treated as having sold
want to avoid buying               your shares and any gain on the transaction
shares shortly                     may be subject to tax. Capital gain dividends
before the Fund pays               are generally taxed at different rates than
a dividend. The                    ordinary income dividends.
reason? If you buy
shares when a fund                 If you are neither a lawful permanent
has realized but not               resident nor a citizen of the United States
yet distributed                    or if you are a foreign entity, the Fund's
ordinary income or                 ordinary income dividends (which include
capital gains, you                 distributions of the excess of net short term
will pay the full                  capital gains over net long term capital
price for the shares               losses) will generally be subject to a 30%
and then receive a                 United States withholding tax, unless a lower
portion of the price               treaty rate applies.
back in the form of
a taxable dividend.                Dividends and interest received by the Fund
Before investing you               may give rise to withholding and other taxes
may want to consult                imposed by foreign countries. Tax conventions
your tax adviser.                  between certain countries and the United
                                   States may reduce or eliminate such taxes.
                                   You may be able to claim a credit or take a deduction for foreign taxes paid by the Fund if certain requirements are met.

                                   By law, your dividends and redemption
                                   proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

                                   This section summarizes some of the
                                   consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. You should consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.




                    MERRILL LYNCH WORLD INCOME FUND, INC.                     33

[GRAPHIC OMITTED]                  FUND ASSET MANAGEMENT
Management of the Fund             ---------------------------------------------


                                   Fund Asset Management, L.P., the Fund's
                                   Investment Adviser, manages the Fund's
                                   investments and its business operations under the overall supervision of the Fund's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives. The Fund has agreed to pay the Investment Adviser a fee at the annual rate of 0.60% of the average daily net assets of the Fund.

                                   Fund Asset Management, L.P. was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Merrill Lynch Asset Management U.K. Limited was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. Fund Asset Management, L.P. and its affiliates, including Merrill Lynch Investment Managers, L.P., had approximately $515 billion in investment company and other portfolio assets under management as of February 2002. This amount includes assets managed for Merrill Lynch affiliates.





34                     MERRILL LYNCH WORLD INCOME FUND, INC.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.


                                                                            Class A
                                                                            -------
                                                                 For the Year Ended December 31,
                                                                 -------------------------------
                                                     2001         2000         1999         1998        1997
Increase (Decrease) in Net Asset Value:

  Per Share Operating Performance:

  Net asset value, beginning of year                 $5.76        $6.29        $6.14        $8.83        $8.94

  Investment income-- net                              .62          .60          .54          .71          .64

  Realized and unrealized gain (loss) on
  investments and foreign currency
  transactions-- net                                  (.31)        (.53)         .15        (2.69)        (.11)

  Total from investment operations                     .31          .07          .69        (1.98)         .53

  Less dividends:                                     (.61)        (.60)        (.27)        (.68)        (.61)
   Investment income-- net
   Return of capital-- net                              --           --         (.27)        (.03)        (.03)

  Total dividends                                     (.61)        (.60)        (.54)        (.71)        (.64)

  Net asset value, end of year                       $5.46        $5.76        $6.29        $6.14        $8.83

  Total Investment Return:*

  Based on net asset value per share                  5.43%        1.02%       11.95%      (23.43)%       6.15%

  Ratios to Average Net Assets:

  Expenses                                            1.13%         .93%         .93%         .81%         .76%

  Investment income-- net                            10.78%        9.77%        8.90%        9.36%        7.21%

  Supplemental Data:

  Net assets, end of year (in thousands)           $31,810      $36,629      $53,515      $78,528     $161,347

  Portfolio turnover                                 75.02%       74.56%       37.04%      148.67%      217.60%



                                                                                Class B
                                                                                -------
                                                                    For the Year Ended December 31,
                                                                    -------------------------------
                                                      2001       2000         1999          1998          1997
Increase (Decrease) in Net Asset Value:

  Per Share Operating Performance:

  Net asset value, beginning of year                 $5.75      $6.29         $6.13         $8.83         $8.94

  Investment income-- net                              .57        .55           .49           .65           .57

  Realized and unrealized gain (loss) on
  investments and foreign currency                    (.30)      (.54)          .16         (2.70)         (.11)
  transactions-- net

  Total from investment operations                     .27        .01           .65         (2.05)          .46

  Less dividends:                                     (.56)      (.55)         (.25)         (.62)         (.54)
   Investment income-- net
   Return of capital-- net                              --         --          (.24)         (.03)         (.03)

  Total dividends                                     (.56)      (.55)         (.49)         (.65)         (.57)

  Net asset value, end of year                       $5.46      $5.75         $6.29         $6.13         $8.83

  Total Investment Return:*

  Based on net asset value per share                  4.79%       .07%        11.27%       (24.15)%        5.34

  Ratios to Average Net Assets:

  Expenses                                            1.91%      1.71%         1.71%         1.59%         1.53

  Investment income-- net                            10.00%      8.98%         8.12%         8.56%         6.43

  Supplemental Data:

  Net assets, end of year (in thousands)           $93,422   $122,767      $189,572      $283,018      $641,242

  Portfolio turnover                                 75.02%     74.56%        37.04%       148.67%       217.60

* Total investment returns exclude the effects of sales charges.


                    MERRILL LYNCH WORLD INCOME FUND, INC.                     35

[GRAPHIC OMITTED] Management of the Fund

FINANCIAL HIGHLIGHTS (concluded)
--------------------------------------------------------------------------------

                                                                         Class C
                                                                         -------
                                                             For the Year Ended December 31,
                                                             -------------------------------
                                                  2001        2000        1999        1998        1997
Increase (Decrease) in Net Asset Value:

  Per Share Operating Performance:

  Net asset value, beginning of year              $5.75       $6.28       $6.13       $8.82       $8.93

  Investment income-- net                           .57         .55         .49         .65         .56

  Realized and unrealized gain (loss) on
  investments and foreign currency
  transactions-- net                               (.31)       (.53)        .15       (2.69)       (.11)

  Total from investment operations                  .26         .02         .64       (2.04)        .45

  Less dividends:
   Investment income-- net                         (.56)       (.55)       (.25)       (.62)       (.53)
   Return of capital-- net                           --          --        (.24)       (.03)       (.03)

  Total dividends                                  (.56)       (.55)       (.49)       (.65)       (.56)

  Net asset value, end of year                    $5.45       $5.75       $6.28       $6.13       $8.82

  Total Investment Return:*

  Based on net asset value per share               4.55%        .18%      11.04%     (24.11)%      5.28%

  Ratios to Average Net Assets:

  Expenses                                         1.96%       1.76%       1.76%       1.64%       1.58%

  Investment income-- net                          9.95%       8.95%       8.07%       8.53%       6.41%

  Supplemental Data:

  Net assets, end of year (in thousands)          $2,047      $2,163      $2,771      $4,370     $11,738

  Portfolio turnover                               75.02%      74.56%      37.04%     148.67%     217.60%





                                                                         Class D
                                                                         -------
                                                             For the Year Ended December 31,
                                                             -------------------------------


                                                   2001         2000        1999       1998        1997

Increase (Decrease) in Net Asset Value:

  Per Share Operating Performance:
  Net asset value, beginning of year              $5.76        $6.29       $6.13       $8.83       $8.94

  Investment income-- net                           .60          .58         .53         .69         .61

  Realized and unrealized gain (loss) on
  investments and foreign currency
  transactions-- net                               (.31)        (.53)        .16       (2.70)       (.11)

  Total from investment operations
                                                    .29          .05         .69       (2.01)        .50
  Less dividends:
   Investment income-- net                         (.59)        (.58)       (.27)       (.66)       (.58)
   Return of capital-- net                           --           --        (.26)       (.03)       (.03)

  Total dividends                                  (.59)        (.58)       (.53)       (.69)       (.61)

  Net asset value, end of year                    $5.46        $5.76       $6.29       $6.13       $8.83

  Total Investment Return:*

  Based on net asset value per share               5.16%         .77%      11.86%     (23.75)%      5.88%

  Ratios to Average Net Assets:

  Expenses                                         1.40%        1.18%       1.18%       1.06%       1.01%

  Investment income-- net                         10.56%        9.60%       8.66%       9.12%       6.97%

  Supplemental Data:

  Net assets, end of year (in thousands)         $12,394       $7,291      $6,391      $8,148     $15,072

  Portfolio turnover                               75.02%       74.56%      37.04%     148.67%     217.60%

* Total investment returns exclude the effects of sales charges.





36               MERRILL LYNCH WORLD INCOME FUND, INC.

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                      MERRILL LYNCH WORLD INCOME FUND, INC.                   37

                      [This page intentionally left blank]





38                    MERRILL LYNCH WORLD INCOME FUND, INC.

                                [GRAPHIC OMITTED]

[GRAPHIC OMITTED] For More Information              [Logo]Merrill Lynch Investment Managers


Shareholder Reports

Additional information about the Fund's
investments is available in the Fund's
annual and semi-annual reports to
shareholders. In the Fund's annual report           Prospectus
you will find a discussion of the market
conditions and investment strategies that           April 25, 2002
significantly affected the Fund's
performance during its last fiscal year.
You may obtain these reports at no cost
by calling 1-800-MER-FUND.

The Fund will send you one copy of each
shareholder report and certain other
mailings, regardless of the number of
Fund accounts you have. To receive
separate shareholder reports for each
account, call your Merrill Lynch
Financial Advisor or other financial
intermediary or write to the Transfer
Agent at its mailing address. Include
your name, address, tax identification
number and Merrill Lynch brokerage or
mutual fund account number. If you have
any questions, please call your Merrill             Merrill Lynch World Income Fund, Inc.
Lynch Financial Advisor or other
financial intermediary or call the
Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional
Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing to the Fund at Financial Data Services, Inc., P.O. Box
45289, Jacksonville, Florida 32232-5289
or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial
Advisor or other financial intermediary
or contact the Fund at the telephone
number or address indicated above if you have any questions.

Information about the Fund (including the
Statement of Additional Information) can
be reviewed and copied at the Securities
and Exchange Commission's ("SEC") Public
Reference Room in Washington, D.C. Call
1-202-942-8090 for information on the
operation of the public reference room.
This information is also available on the
SEC's Internet site at http://www.sec.gov
and copies may be obtained upon payment
of a duplicating fee, by electronic
request at the following E-mail address:            This Prospectus contains information you
publicinfo@sec.gov, or by writing the               should know before investing, including
Public Reference Section of the SEC,                information about risks. Please read it
Washington, D.C. 20549-0102.                        before you invest and keep it for future
                                                    reference.
You should rely only on the information
contained in this Prospectus. No one is             The Securities and Exchange Commission has
authorized to provide you with                      not approved or disapproved these securities
information that is different from                  or passed upon the adequacy of this
information contained in this Prospectus.           Prospectus. Any representation to the
                                                    contrary is a criminal offense.
Investment Company Act file #811-5603
Code #16102-04-02
(C) Fund Asset Management, L.P.                     www.mlim.ml.com

                       STATEMENT OF ADDITIONAL INFORMATION

                      Merrill Lynch World Income Fund, Inc.

   P.O. Box 9011, Princeton, New Jersey 08543-9011 oPhone No. (609) 282-2800



Merrill Lynch World Income Fund, Inc. (the "Fund") is a mutual fund that seeks high current income by investing in a global portfolio of fixed income securities denominated in various currencies, including multinational currency units. The Fund may invest in United States and foreign government and corporate fixed income securities, including high yield/high risk, lower rated and unrated securities ("junk bonds"). In pursuing its investment objective, the Fund will allocate its investments among different types of fixed income securities denominated in various currencies based upon management's analysis of the yield, maturity and currency considerations affecting such securities. Under normal conditions, the Fund's investments will be denominated in at least three currencies. The Fund presently contemplates that it will invest primarily in obligations denominated in the currencies of the United States, Canada, Western European nations (including the euro), New Zealand and Australia. The Fund may seek to hedge against interest rate and currency risks or seek to increase its return through the use of options, futures and foreign currency transactions. There can be no assurance that the investment objective of the Fund will be realized. For more information on the Fund's investment objectives and policies, see "Investment Objective and Policies."

Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."



This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated April 25, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling
(800) MER-FUND or your Merrill Lynch Financial Advisor, or by writing the Fund at the above address. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2001 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.



                   Fund Asset Management -- Investment Adviser
                      FAM Distributors, Inc. -- Distributor



     The date of this Statement of Additional Information is April 25, 2002

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
Investment Objective and Policies                                           2
International Investing                                                     2
Allocation of Investments and Risks of High Yield/High Risk Securities      3
Mortgage-Backed Securities                                                  3
Asset-Backed Securities                                                     4
Junk Bonds                                                                  4
Convertible Securities                                                      5
Foreign Investment Risks                                                    6
Derivatives                                                                 7
Other Investment Policies, Practices and Risk Factors                       13
Suitability                                                                 15
Investment Restrictions                                                     15
Portfolio Turnover                                                          17
Management of the Fund                                                      18
Directors and Officers                                                      18
Compensation of Directors                                                   22
Management and Advisory Arrangements                                        23
Code of Ethics                                                              25
Purchase of Shares                                                          26
Initial Sales Charge Alternatives-- Class A and Class D Shares              27
Reduced Initial Sales Charges                                               28
Deferred Sales Charge Alternatives-- Class B and Class C Shares             30
Closed-End Fund Reinvestment Options                                        33
Distribution Plans                                                          34
Limitations on the Payment of Deferred Sales Charges                        35
Redemption of Shares                                                        37
Redemption                                                                  37
Repurchase                                                                  38
Reinstatement Privilege-- Class A and Class D Shares                        38
Pricing of Shares                                                           39
Determination of Net Asset Value                                            39
Computation of Offering Price Per Share                                     40
Portfolio Transactions and Brokerage                                        40
Transactions in Portfolio Securities                                        40
Shareholder Services                                                        43
Investment Account                                                          43
Exchange Privilege                                                          44
Fee-Based Programs                                                          46
Retirement and Education Savings Plans                                      46
Automatic Investment Plans                                                  47
Automatic Dividend Reinvestment Plan                                        47
Systematic Withdrawal Plan                                                  47
Dividends and Taxes                                                         49
Dividends                                                                   49
Taxes                                                                       49
Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions 51
Special Rules for Certain Foreign Currency Transactions                     51
Performance Data                                                            52
General Information                                                         55
Description of Shares                                                       55
Independent Auditors                                                        55
Accounting Services Provider                                                55
Custodian                                                                   56
Transfer Agent                                                              56
Legal Counsel                                                               56
Reports to Shareholders                                                     56
Shareholder Inquiries                                                       56
Additional Information                                                      56
Financial Statements                                                        56
Appendix I-- Ratings of Fixed Income Securities                             I-1
                        INVESTMENT OBJECTIVE AND POLICIES

Reference is made to "Details About the Fund -- How the Fund Invests" and "-- Investment Risks" in the Prospectus.

The investment objective of the Fund is to seek high current income by investing in a global portfolio of fixed income securities denominated in various currencies, including multinational currency units. The Fund may invest in United States and foreign government and corporate fixed income securities, including junk bonds. The Fund will, under normal conditions, invest at least 90% of its total assets in such fixed income securities and may invest up to 100% of its total assets in junk bonds. In pursuing its investment objective, the Fund will allocate its investments among different types of fixed income securities denominated in various currencies based upon the analysis of Fund Asset Management, L.P. (the "Investment Adviser") of the yield, maturity and currency considerations affecting such securities. The investment objective set forth in the first sentence of this paragraph is a fundamental policy of the Fund that may not be changed without the approval of a majority of its outstanding shares as defined below under "Investment Restrictions." There can be no assurance that this investment objective will be realized.

The Fund may purchase fixed income securities issued by United States or foreign corporations or financial institutions, including debt securities of all types and maturities, convertible securities and preferred stocks. The Fund also may purchase securities issued or guaranteed by United States or foreign governments (including foreign states, provinces and municipalities) or their agencies and instrumentalities ("government entities") or issued or guaranteed by international organizations designated or supported by multiple government entities to promote economic reconstruction or development ("supranational entities").

International Investing

The Fund may invest in fixed income securities denominated in any currency or multinational currency unit. The Fund may invest in securities denominated in the currency of one nation although issued by a governmental entity, corporation or financial institution of another nation. For example, the Fund may invest in a British pound sterling-denominated obligation issued by a United States corporation in which the obligation is denominated.

It is anticipated that under current conditions the Fund will invest primarily in marketable securities denominated in the currencies of the United States, Canada, Western European nations (including the euro), New Zealand and Australia. Further, it is anticipated that such securities will be issued primarily by entities located in such countries and by supranational entities. Under normal conditions, the Fund's investments will be denominated in at least three currencies or multinational currency units. Under certain adverse conditions, the Fund may restrict the financial markets or currencies in which its assets will be invested. No set portion of the Fund's investments is required to be denominated in any particular currency. Substantially all of the Fund's investments may be denominated in a single currency, including U.S. dollars. The Fund presently intends to invest its assets solely in the United States financial markets or United States dollar-denominated obligations only for temporary defensive purposes.

U.S. Government securities include: (i) U.S. Treasury obligations (bills, notes and bonds), which differ in their interest rates, maturities and times of issuance, all of which are backed by the full faith and credit of the United States; and (ii) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, including government guaranteed mortgage-related securities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association), some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks) and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Student Loan Marketing Association).

     The obligations of foreign governmental entities have various kinds of government support and include obligations issued or guaranteed by foreign governmental entities with taxing power. These obligations may or may not be supported by the full faith and credit of a foreign government. The Fund will invest in foreign government securities of issuers considered stable by the Investment Adviser. The Investment Adviser does not believe that the credit risk inherent in the obligations of stable foreign governments is significantly greater than that of U.S. Government securities.

Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development as well as international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The government members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.

Allocation of Investments and Risks of High Yield/High Risk Securities

In seeking high current income, the Fund will allocate its investments among fixed income securities of various types, maturities and issuers in the various global markets based upon the analysis of the Investment Adviser of yield and price differentials, currency considerations and general market and economic conditions. In making such allocations, the Investment Adviser will assess the overall quality of the portfolio considering in particular the extent to which the differences in yield justify investments in higher risk securities. In its evaluations, the Investment Adviser will utilize its internal financial, economic and credit analysis resources as well as information in this regard obtained from other sources.

The Fund has not established any rating criteria for the fixed income securities in which it may invest. The Fund is authorized to invest in debt securities of governmental issuers and of corporate issuers, including convertible debt securities, rated BBB or better by Standard & Poor's or Baa or better by Moody's or which, in the Investment Adviser's judgment, possess similar credit characteristics ("investment grade bonds"). Debt securities ranked in the fourth highest rating category, while considered "investment grade," have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest rating categories. The Investment Adviser considers the ratings assigned by Standard & Poor's and Moody's as one of several factors in its independent credit analysis of issuers. The Fund may also invest up to 100% of its assets in debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. See "Junk Bonds" below.

The average maturity of the Fund's portfolio of debt securities will vary based on the Investment Adviser's assessment of pertinent economic market conditions. As with all debt securities, changes in market yields will affect the value of such securities. Prices generally increase when interest rates decline and decrease when interest rates rise. Prices of longer term securities generally fluctuate more in response to interest rate changes than do shorter term securities.

Mortgage-Backed Securities

Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Fund. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Fund for its mortgage-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

     To the extent that the Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than do short-term securities, maturity extension risk could increase the inherent volatility of the Fund.

Asset-Backed Securities

Asset-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Fund. The value of asset-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed-income securities because of their potential for prepayment. The price paid by the Fund for its asset-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than short-term securities, maturity extension risk could increase the inherent volatility of the Fund. See "Other Investment Policies, Practices and Risk Factors -- Illiquid or Restricted Securities."

Junk Bonds

Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high-risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include the following:

     Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

     The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

     Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

     Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If an issuer redeems the junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

     Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

     Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgement may play a greater role in valuing certain of the Fund's portfolio securities than in the case of securities trading in a more liquid market.

The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate terms with a defaulting issuer.

Convertible Securities

Convertible securities entitle the holder to receive interest paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a "Cash-Settled Convertible") or (ii) a combination of separate securities chosen by the Investment Adviser in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a "Manufactured Convertible") or (iii) a synthetic security manufactured by another party.

The characteristics of convertible securities make them appropriate investments for an investment company seeking high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. For the past several years, the principal markets have been the United States, the Euromarket and Japan. Issuers during this period have included major corporations domiciled in the United States, Japan, France, Switzerland, Canada and the United Kingdom. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in United States dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security will be governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

As indicated above, synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Investment Adviser by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income ("fixed income component") or a right to acquire equity securities ("convertibility component"). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features ("equity features") granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

Foreign Investment Risks

As a global fund, the Fund may invest in U.S. and foreign securities. Investments in securities of foreign entities and securities denominated in foreign currencies involve risks not typically involved in domestic investment, including, but not limited to, fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or U.S. governmental laws or restrictions applicable to such investments. Since the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of investments in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund's assets denominated in those currencies and the Fund's yield on such assets. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets. These forces are, in turn, affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position.

With respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments that could affect investment in those countries. There may be less publicly available information about a foreign financial instrument than about a U.S. instrument, and foreign entities may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. In addition, certain foreign investments may be subject to foreign withholding taxes. Investors may be able to deduct such taxes in computing their taxable income or to use such amounts as credits against their U.S. income taxes if certain requirements are met. See "Taxes." Foreign financial markets, while generally growing in volume, typically have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. Foreign markets also have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays or other problems in settlement could result in temporary periods when assets of the Fund are uninvested and no return is earned thereon. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, in possible liability to the purchaser. Brokerage commissions and costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there is in the United States. For example, there may be no provisions under certain foreign laws comparable to insider trading and similar investor protection provisions of the securities laws that apply with respect to securities transactions consummated in the United States.

The operating expense ratio of the Fund can be expected to be higher than that of an investment company investing exclusively in U.S. securities because the expenses of the Fund, such as custodial costs, are higher.

The Fund's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis on each day the Fund determines its net asset value in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. See "Redemption of Shares." Under present conditions, the Investment Adviser does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

Derivatives

The Fund may use instruments referred to as derivatives for hedging purposes or to seek to increase return. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Hedging. Hedging is a strategy in which a derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.

The Fund may use derivative instruments and trading strategies including the following:

Interest Rate Swaps

The Fund may enter into interest rate swaps, which are OTC contracts in which each party agrees to make a periodic payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset.

In order to hedge the value of the Fund's portfolio against interest rate fluctuations or to seek to enhance the Fund's income, the Fund may enter into various transactions, such as interest rate swaps.

The Fund usually will enter into interest rate swap transactions on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these transactions are entered into for good faith hedging purposes, the Investment Adviser believes that such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis, and the full amount of the Fund's obligations will be maintained in a segregated account by the Fund's custodian.

In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. For example, if the Fund holds a mortgage backed security with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the Fund to offset a decline in the value of the mortgage backed security due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the Fund holds a mortgage backed security with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Fund from a reduction in yield due to falling interest rates and may permit the Fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

Typically the parties with which the Fund will enter into interest rate transactions will be broker-dealers and other financial institutions. The Fund will enter into interest rate swaps only with counterparties that are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Investment Adviser to be equivalent to such rating. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with other similar instruments traded in the interbank market. Certain Federal income tax requirements may limit the Fund's ability to engage in certain interest rate transactions. Gains from transactions in interest rate swaps distributed to shareholders will be taxable as ordinary income or, in certain circumstances, as long term capital gains to shareholders.

Credit Default Swap Agreements

The Fund may enter into credit default swap agreements. The "buyer" in a credit default contract is obligated to pay the "seller" a periodic stream of payments over the term of the contract provided that no credit event with respect to an underlying reference obligation has occurred. Generally a credit event means bankruptcy, failure to pay, obligation acceleration or modified restructuring. If a credit event occurs, the seller typically must pay the buyer the "par value" (full notional value) of the reference obligation in exchange for the reference obligation. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may lose its investment and recover nothing. However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value. As a seller, the Fund receives a fixed rate of income throughout the term of the contract, which typically is between one month and five years, provided that no credit event occurs. If a credit event occurs, the seller must pay the buyer the full notional value of the reference obligation.

Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The Fund will enter into swap agreements only with counterparties who are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Investment Adviser to be equivalent to such rating. A buyer also may lose its investment and recover nothing should no credit event occur. If a credit event were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund.

Indexed and Inverse Floating Rate Securities

The Fund may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate ("inverse floaters"). In general, inverse floaters change in value in a manner that is opposite to most bonds -- that is, interest rates on inverse floaters will decrease when short-term rates increase and increase when short-term rates decrease. Investments in indexed securities and inverse floaters may subject the Fund to the risk of reduced or eliminated interest payments. Investments in indexed securities also may subject the Fund to loss of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities. Both indexed securities and inverse floaters can be derivative securities and can be considered speculative.

Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an up front payment (the "option premium") the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. However, the Fund will not purchase options on securities if, as a result of such purchase, the aggregate cost (option plus premiums paid) of all outstanding options on securities held by the Fund would exceed 10% of the market value of the Fund's total assets.

Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium, the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Writing Put Options. The Fund may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options -- for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

The Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, the Fund will only write call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

In order to comply with current applicable regulations of the Commodity Futures Trading Commission ("CFTC") pursuant to which the Fund avoids being deemed a "commodity pool operator," the Fund is limited in its futures trading activities to positions which constitute "bona fide hedging" positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of the Fund's assets.

Foreign Exchange Transactions

The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

     Currency Futures. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses, and decrease its total return, as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of derivatives for hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty, the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Other Investment Policies, Practices and Risk Factors

Securities Lending. The Fund may lend securities from its portfolio with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund could also suffer a loss in the event of losses on investments made with cash collateral or, in the event of borrower default, if the value of the collateral falls below the market value of the borrowed securities. The Fund has received an exemptive order from the commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates, and to retain an affilate of the Fund as lending agent. See "Portfolio Transactions and Brokerage."

Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.

Repurchase Agreements and Purchase and Sale Contracts. The Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Foreign currency-denominated agreements will be limited to purchase and sale contracts entered into with financial institutions that have at least $50 million in capital or whose obligations are guaranteed by an entity having at least $50 million in capital. U.S. dollar-denominated repurchase agreements and purchase and sale contracts may be entered into only with a member bank of the Federal Reserve System or a primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligations, whereas, in the case of purchase and sale contracts, the prices take into account accrued interest. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. A purchase and sale contract differs from a repurchase agreement in that the contract arrangements stipulate that the securities are owned by the Fund. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

Borrowing and Leverage. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowings, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Fund's portfolio in accordance with the Fund's investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

The Fund at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace. The fee paid to the Investment Adviser will be calculated on the basis of the Fund's average daily net assets including proceeds from any borrowings.

Suitability

The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because the Fund invests worldwide, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in foreign securities, including the risk of loss of principal.

Investment Restrictions

The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the Fund's shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund's outstanding shares). Under the fundamental investment restrictions, the Fund may not:

     (1) Invest more than 25% of its assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

     (2) Make investments for the purpose of exercising control or management.

     (3) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

     (4) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time.

     (5) Issue senior securities to the extent such issuance would violate applicable law.

     (6) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

     (7) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

     (8) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

In addition, the Fund has adopted non-fundamental investment restrictions that may be changed by the Board of Directors without shareholder approval. Under the Fund's non-fundamental investment restrictions, the Fund may not:

     (a) Purchase securities of other investment companies, except to the extent permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

     (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."

     (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law.

     (d) Notwithstanding fundamental investment restriction (6) above, borrow amounts in excess of 33 1/3% of its total assets, taken at market value (including the amount borrowed), and then only from banks for the purpose of meeting redemption requests or settlement transactions, or for temporary or emergency purposes. In addition, the Fund will not purchase securities while outstanding borrowings exceed 5% of the Fund's total assets.

Because of the affiliation of Merrill Lynch with the Investment Adviser, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

Investments in certain debt instruments, including privately placed securities, may result in the Fund receiving material nonpublic information ("inside information") concerning the issuer. Accordingly, the Fund has established certain procedures reasonably designed to prevent the unauthorized access, dissemination or use of such inside information. Receipt of inside information concerning an issuer may, under certain circumstances, prohibit the Fund or other funds or accounts managed by the same portfolio managers, from trading in the public securities of the issuer. Conversely, the portfolio managers for the Fund may, under certain circumstances, decline to receive inside information made available by the issuer in order to allow the Fund, or other funds or accounts managed by the same portfolio managers, to continue to trade in the public securities of such issuer.

Non-Diversified Status

The Fund is classified as non-diversified within the meaning of the Investment Company Act, which means that the Fund is not limited by such Act in the proportion of its assets that it may invest in securities of a single issuer. The Fund's investments are limited, however, in order to continue to qualify as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"). See Dividends and Taxes -- Taxes." To qualify as a RIC under the Code, the Fund complies with certain requirements, including limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and it will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. Government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. A fund that elects to be classified as "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets. To the extent that the Fund assumes large positions in the securities of a small number of issuers, the Fund's net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified company.

The staff of the Securities and Exchange Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. The Fund has therefore adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the securities underlying OTC call options currently outstanding which have been sold by the Fund and margin deposits on the Fund's outstanding OTC options exceeds 15% of the total assets of the Fund, taken at market value, together with all other assets of the Fund which are deemed to be illiquid or are otherwise not readily marketable.

Portfolio Turnover

Generally, the Fund does not purchase securities for short-term trading profits. The Investment Adviser will effect portfolio transactions without regard to the time the securities have been held, if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, financial or economic conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions and the Fund's portfolio turnover rate may vary greatly from year to year or during periods within a year. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. See "Dividends and Taxes -- Taxes." A high portfolio turnover may result in negative tax consequences, such as an increase in capital gain dividends and/or ordinary income dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

                             MANAGEMENT OF THE FUND

Directors and Officers

The Board of Directors of the Fund consists of nine individuals, eight of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Committee and Board Meetings. The Board of Directors of the Fund has a standing Audit and Nominating Committee (the "Committee"), which consists of all of the non-interested Directors of the Fund. The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit;
(iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders of the Fund. The non-interested Directors have retained independent legal counsel to assist them in connection with these duties.

Biographical Information. Certain biographical and other information relating to the non-interested Directors is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies and portfolios overseen in the complex of funds advised by the Investment Adviser or its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM"), ("MLIM/FAM-advised Funds") and other public directorships:

                                                                             Principal             Number of
                                        Position(s)    Term of Office*     Occupation(s)           MLIM/FAM-
    Name, Address                        Held with      and Length of     During Past Five       Advised Funds           Public
       and Age                           the Fund        Time Served           Years               Overseen          Directorships
       -------                           --------        -----------           -----               --------          -------------
James H. Bodurtha (58)                  Director         Director since   Director and          49 registered        None
36 Popponesset Road                                      1995             Executive Vice        investment
Cotuit, Massachusetts 02635                                               President, The        companies
                                                                          China Business        consisting of 78
                                                                          Group, Inc. since     portfolios
                                                                          1995; Director, The
                                                                          Cahoon Museum of
                                                                          American Art since
                                                                          1999; Chairman and
                                                                          Chief Executive
                                                                          Officer, China
                                                                          Enterprise
                                                                          Management
                                                                          Corporation from
                                                                          1993 to 1996;
                                                                          Chairman, Berkshire
                                                                          Holdings
                                                                          Corporation since
                                                                          1980; Partner,
                                                                          Squire, Sanders &
                                                                          Dempsey from 1980
                                                                          to 1993.

Joe Grills (67)                         Director         Director since   Member of the         49 registered        Kimco Realty
P.O. Box 98                                              2002             Committee of          investment           Corporation
Rapidan, Virginia 22733                                                   Investment of         companies
                                                                          Employee Benefit      consisting of 78
                                                                          Assets of the         portfolios
                                                                          Association of
                                                                          Financial
                                                                          Professionals
                                                                          ("CIEBA") since
                                                                          1986; Member of
                                                                          CIEBA's Executive
                                                                          Committee since
                                                                          1988 and its
                                                                          Chairman from 1991
                                                                          to 1992; Assistant
                                                                          Treasurer of
                                                                          International
                                                                          Business Machines
                                                                          Corporation ("IBM")
                                                                          and Chief
                                                                          Investment Officer
                                                                          of IBM Retirement
                                                                          Funds from 1986 to
                                                                          1993; Member of the
                                                                          Investment Advisory
                                                                          Committee of the
                                                                          State of New York
                                                                          Common Retirement
                                                                          Fund since 1989;
                                                                          Member of the
                                                                          Investment Advisory
                                                                          Committee of the
                                                                          Howard Hughes
                                                                          Medical Institute
                                                                          from 1997 to 2000;
                                                                          Director, Duke
                                                                          Management Company
                                                                          since 1992 and Vice
                                                                          Chairman thereof
                                                                          since 1998;
                                                                          Director, LaSalle
                                                                          Street Fund from
                                                                          1995 to 2001;
                                                                          Director, Kimco
                                                                          Realty Corporation
                                                                          since 1997; Member
                                                                          of the Investment
                                                                          Advisory Committee
                                                                          of the Virginia
                                                                          Retirement System
                                                                          since 1998;
                                                                          Director,
                                                                          Montpelier
                                                                          Foundation since
                                                                          1998 and its Vice
                                                                          Chairman since
                                                                          2000; Member of the
                                                                          Investment
                                                                          Committee of the
                                                                          Woodberry Forest
                                                                          School since 2000;
                                                                          Member of the
                                                                          Investment
                                                                          Committee of the
                                                                          National Trust for
                                                                          Historic
                                                                          Preservation since
                                                                          2000.

Herbert I. London (63)                  Director         Director since   John M. Olin          49 registered        None
2 Washington Square Village                              1988             Professor of          investment
New York, New York, 10012                                                 Humanities, New       companies
                                                                          York University       consisting of 78
                                                                          since 1993 and        portfolios
                                                                          Professor thereof
                                                                          since 1980;
                                                                          President, Hudson
                                                                          Institute since
                                                                          1997 and Trustee
                                                                          thereof since 1980;
                                                                          Dean, Gallatin
                                                                          Division of New
                                                                          York University
                                                                          from 1976 to 1993;
                                                                          Distinguished
                                                                          Fellow, Herman Kahn
                                                                          Chair, Hudson
                                                                          Institute from 1984
                                                                          to 1985; Director,
                                                                          Damon Corp. from
                                                                          1991 to 1995;
                                                                          Overseer, Center
                                                                          for Naval Analyses
                                                                          from 1983 to 1993;
                                                                          Limited Partner,
                                                                          Hypertech LP since
                                                                          1996.

                                                                             Principal            Number of
                                      Position(s)     Term of Office*      Occupation(s)          MLIM/FAM-
   Name, Address                       Held with       and Length of     During Past Five       Advised Funds           Public
      and Age                           the Fund        Time Served            Years              Overseen          Directorships
      -------                           --------        -----------            -----              --------          -------------

Andre F. Perold (50)                  Director          Director since    Harvard Business     49 registered        None
Morgan Hall                                             1988              School: George       investment
Soldiers Field                                                            Gund Professor of    companies
Boston, Massachusetts 02163                                               Finance and          consisting of 78
                                                                          Banking since        portfolios
                                                                          2000; Senior
                                                                          Associate Dean,
                                                                          Director of
                                                                          Faculty Recruiting
                                                                          since 2001;
                                                                          Finance Area Chair
                                                                          from 1996 to 2001;
                                                                          Sylvan C. Coleman
                                                                          Professor of
                                                                          Financial
                                                                          Management from
                                                                          1993 to 2000;
                                                                          Director, Genbel
                                                                          Securities Limited
                                                                          and Gensec Bank
                                                                          since 1999;
                                                                          Director,
                                                                          Stockback, Inc.
                                                                          since 2000;
                                                                          Director, Sanlam
                                                                          Limited since
                                                                          2001; Trustee,
                                                                          Commonfund from
                                                                          1989 to 2001;
                                                                          Director, Sanlam
                                                                          Investment
                                                                          Management from
                                                                          1999 to 2001;
                                                                          Director,
                                                                          Bulldogresearch.com
                                                                          from 2000 to 2001;
                                                                          Director, Quantec
                                                                          Limited from 1991
                                                                          to 1999.

Roberta Cooper Ramo (59)              Director          Director since    Shareholder,         49 registered        None
P.O. Box 2168                                           2000              Modrall, Sperling,   investment
500 Fourth Street, N.W.                                                   Roehl, Harris &      companies
Albuquerque, New Mexico 87107                                             Sisk, P.A. since     consisting of 78
                                                                          1993; President,     portfolios
                                                                          American Bar
                                                                          Association from
                                                                          1995 to 1996 and
                                                                          Member of the
                                                                          Board of Governors
                                                                          thereof from 1994
                                                                          to 1997; Partner,
                                                                          Poole, Kelly &
                                                                          Ramo, Attorneys at
                                                                          Law, P.C. from
                                                                          1977 to 1993;
                                                                          Director, Coopers,
                                                                          Inc. since 1999;
                                                                          Director of ECMC
                                                                          Group (service
                                                                          provider to
                                                                          students, schools
                                                                          and lenders) since
                                                                          2001; Director,
                                                                          United New Mexico
                                                                          Bank (now Wells
                                                                          Fargo) from 1983
                                                                          to 1988; Director,
                                                                          First National
                                                                          Bank of New Mexico
                                                                          (now First
                                                                          Security) from
                                                                          1975 to 1976.

Robert S. Salomon, Jr. (64)           Director          Director since    Principal of STI     49 registered        None
106 Dolphin cove Quay                                   2002              Management           investment
Stamford, Connecticut 06902                                               (investment          companies
                                                                          adviser) since       consisting of 78
                                                                          1994; Chairman and   portfolios
                                                                          CEO of Salomon
                                                                          Brothers Asset
                                                                          Management Inc.
                                                                          from 1992 to 1995;
                                                                          Chairman of
                                                                          Salomon Brothers
                                                                          Equity Mutual
                                                                          Funds from 1992 to
                                                                          1995; regular
                                                                          columnist with
                                                                          Forbes Magazine
                                                                          since 1992;
                                                                          Director of Stock
                                                                          Research and U.S.
                                                                          Equity Strategist
                                                                          at Salomon
                                                                          Brothers Inc. from
                                                                          1975 to 1991;
                                                                          Trustee,
                                                                          Commonfund from
                                                                          1980 to 2001.

Melvin R. Seiden (71)                 Director          Director since    Director of          49 registered        None
780 Third Avenue                                        2002              Silbanc              investment
New York, New York 10017                                                  Properties, Ltd.     companies
                                                                          (real estate,        consisting of 78
                                                                          investment and       portfolios
                                                                          consulting) since
                                                                          1987; Chairman and
                                                                          President of
                                                                          Seiden & de
                                                                          Cuevas, Inc.
                                                                          (private
                                                                          investment firm)
                                                                          from 1964 to 1987.

Stephen B. Swensrud (68) 88 Broad     Director          Director since    Chairman of          49 registered        None
Street, 2nd Floor,                                      2002              Fernwood Advisors    investment
Boston, Massachusetts 02110                                               (investment          companies
                                                                          adviser) since       consisting of 78
                                                                          1996; Principal of   portfolios
                                                                          Fernwood
                                                                          Associates
                                                                          (financial
                                                                          consultant) since
                                                                          1975; Chairman of
                                                                          RPP Corporation
                                                                          (manufacturing)
                                                                          since 1978;
                                                                          Director,
                                                                          International
                                                                          Mobile
                                                                          Communications,
                                                                          Inc.
                                                                          (telecommunications)
                                                                          since 1998.


*Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

Certain biographical and other information relating to the Director who is an "interested person" of the Fund as defined in the Investment Company Act, and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of MLIM/FAM-advised Funds overseen and other public directorships:

                                                                              Principal            Number of
                                        Position(s)    Term of Office**     Occupation(s)          MLIM/FAM-
                                         Held with      and Length of     During Past Five       Advised Funds           Public
   Name, Address* and Age                the Fund        Time Served            Years               Overseen          Directorships
   ----------------------                --------        -----------            -----               --------          -------------
Terry K. Glenn (61)***               Director and      Director since   Chairman (Americas    127 registered       None
                                     President         1999+;           Region) since 2001,   investment
                                                       President since  and Executive Vice    companies
                                                       1999             President since 1983  consisting of 184
                                                                        of the Investment     portfolios
                                                                        Adviser and MLIM
                                                                        (the terms
                                                                        Investment Adviser
                                                                        and MLIM, as used
                                                                        herein, include
                                                                        their corporate
                                                                        predecessors);
                                                                        President of Merrill
                                                                        Lynch Mutual Funds
                                                                        since 1999;
                                                                        President of FAM
                                                                        Distributors, Inc.
                                                                        (the "Distributor")
                                                                        since 1986 and
                                                                        Director thereof
                                                                        since 1991;
                                                                        Executive Vice
                                                                        President and
                                                                        Director of
                                                                        Princeton Services,
                                                                        Inc. ("Princeton
                                                                        Services") since
                                                                        1993; President of
                                                                        Princeton
                                                                        Administrators, L.P.
                                                                        since 1988; Director
                                                                        of Financial Data
                                                                        Services, Inc. since
                                                                        1985.

Donald C. Burke (41)                 Vice President    Vice President   First Vice President  128 registered       None
                                     and Treasurer     since 1999       of the Investment     investment
                                                       Treasurer since  Adviser and MLIM      companies
                                                       1999             since 1997 and        consisting of 185
                                                                        Treasurer thereof     portfolios
                                                                        since 1999; Senior
                                                                        Vice President and
                                                                        Treasurer of
                                                                        Princeton Services
                                                                        since 1999; Vice
                                                                        President of the
                                                                        Distributor since
                                                                        1999; Vice President
                                                                        of the Investment
                                                                        Adviser and MLIM
                                                                        from 1990 to 1997;
                                                                        Director of Taxation
                                                                        of MLIM since 1990.

B. Daniel Evans (57)                 Vice President    Vice President   Director of MLIM      7 registered         None
                                     and Co-Portfolio  since 2002       since 2000; Vice      investment
                                     Manager           Co-Portfolio     President of MLIM     companies
                                                       Manager          from 1995 to 2000.    consisting of 10
                                                       since 2001                             portfolios

Romualdo Roldan (53)                 Vice President    Vice President   Vice President of     2 registered         None
                                     and Co-Portfolio  since 1999       MLIM since 1998;      investment
                                     Manager           Co-Portfolio     Portfolio Manager of  companies
                                                       Manager          MLIM since 1999;      consisting of 2
                                                       since 1999       Senior Vice           portfolios
                                                                        President, Santander
                                                                        Investments from
                                                                        1995 to 1998.

David Clayton (34)                   Secretary         Secretary since  Vice President of     9 registered         None
                                                       2002             MLIM since 2000;      investment
                                                                        Attorney in private   companies
                                                                        practice from 1995    consisting of 11
                                                                        to 2000.              portfolios

   * The address of each director and officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.

  ** Each officer is elected by and serves at the pleasure of the Board of Directors of the Fund.

 *** Mr. Glenn is an "interested person." as defined in the Investment Company
     Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of the Manager and MLIM; President of the Distributor; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.

  + Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or statute.

Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director as of December 31, 2001 is set forth in the chart below:

                                                              Aggregate Dollar Range of
                                                             Securities in All Registered
                                  Aggregate Dollar Range     Funds Overseen by Director in
         Name of Director         of Equity in the Fund      Merrill Lynch Family of Funds
         ----------------         ---------------------      -----------------------------

Interested Director:
Terry K. Glenn                    $1-$10,000                    Over $100,000
Non-Interested Directors:
James H. Bodurtha                 $0                            $50,001-$100,000
Joe Grills                        $0                            Over $100,000
Herbert I. London                 $10,001-$50,000               $50,001-$100,000
Andre F. Perold                   Over $100,000                 Over $100,000
Roberta Cooper Ramo               $0                            $0
Robert S. Salomon, Jr.            $0                            $0
Melvin R. Seiden                  $0                            $1-$10,000
Stephen B. Swensrud               $0                            $0

As of April 1, 2002, the Directors and officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").

Compensation of Directors

The Fund pays each non-interested Director a combined fee, for service on the Board and the Committee, of $1,260 per year plus $80 per in person Board meeting attended and $80 per in person Committee meeting attended. The Fund reimburses each non-interested Director for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings. The Committee met four times during the fiscal year ended December 31, 2001.

The following table shows the compensation earned by the non-interested Directors for the fiscal year ended December 31, 2001 and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2001. During such periods the Directors were paid under a different compensation schedule than that described above.

                                                          Position or                Aggregate
                                                           Retirement   Estimated   Compensation
                                                            Benefits      Annual     from Fund
                                                           Accrued as    Benefits    and Other
                            Position with   Compensation     Part of       upon      MLIM/FAM-
         Name                   Fund         from Fund    Fund Expense  Retirement  Advised Funds
         ----                   ----         ---------    ------------  ----------  -------------
James H. Bodurtha             Director        $2,950         None         None        $160,000
Joe Grills*                   Director        N/A            N/A          N/A         $259,500
Herbert I. London             Director        $2,950         None         None        $160,000
Joseph L. May**               Director        $2,950         None         None        $160,000
Andre F. Perold               Director        $2,950         None         None        $160,000
Roberta Cooper Ramo           Director        $2,950         None         None        $160,000
Robert S. Salomon, Jr.*       Director        N/A            N/A          N/A         $222,000
Melvin R. Seiden*             Director        N/A            N/A          N/A         $222,000
Stephen B. Swensrud*          Director        N/A            N/A          N/A         $406,083

 *  Did not serve as a Director in the fiscal year ended December 31, 2001.

**  Joseph L. May retired as a Director on December 31, 2001.

Directors of the Fund may purchase Class A shares of the Fund at net asset value. See "Purchase of Shares -- Initial Sales Charge Alternatives -- Class A and Class D Shares -- Reduced Initial Sales Charges -- Purchase Privilege of Certain Persons."

Management and Advisory Arrangements

Management Services. The Investment Adviser provides the Fund with investment advisory and management services. Subject to the supervision of the Board of Directors, the Investment Adviser is responsible for the actual management of the Fund's portfolio and constantly reviews the Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Fund.

Investment Advisory Fee. The Fund has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"), pursuant to which the Investment Adviser receives for its services to the Fund monthly compensation at the annual rate of 0.60% of the average daily net assets of the Fund. The table below sets forth information about the total investment advisory fees paid by the Fund to the Investment Adviser for the periods indicated.

                                                   Investment
         Fiscal Year Ended December 31,           Advisory Fee

         2001                                      $946,085
         2000                                      $1,259,403
         1999                                      $1,779,833

The Investment Adviser has also entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") pursuant to which the Investment Adviser may pay MLAM U.K. a fee for providing investment advisory services to the Investment Adviser with respect to the Fund. The Investment Adviser paid no fees to MLAM U.K. for the fiscal years ended December 31, 1999, 2000 and 2001.

Payment of Fund Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of ML & Co. or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, copies of the prospectus and statement of additional information, except to the extent paid by the Distributor; charges of the custodian and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal and state securities laws; fees and expenses of non-interested Directors; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Investment Adviser for the cost of certain additional accounting services. The Distributor will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans."

Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services, which is wholly owned by ML & Co. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

The following entities may be considered "controlling persons" of MLAM U.K.:
Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

Duration and Termination. Unless earlier terminated as described herein, the Investment Advisory Agreement and Sub-Advisory Agreement will remain in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party or by vote of the shareholders of the Fund.

At a meeting of the Board of Directors held on March 13, 2002, the Board approved the continuation of the Fund's Investment Advisory Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Fund by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory reqirements, and other services necessary for the operation of the Fund. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Fund. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services under the Investment Advisory Agreement and the Investment Adviser's profitability under the Investment Advisory Agreement, but also compensation paid to the Investment Adviser or its affiliates for other non-advisory services provided to the Fund. The Directors also considered the Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Fund brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Fund's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Fund to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Fund's assets. The Board also reviewed materials supplied by Fund counsel that were prepared for use by the Board in fulfilling its duties under the Investment Company Act and state law.

Based on the information reviewed and the discussions, the Board concluded that it was satisfied with the nature and quality of the services provided by the Investment Adviser to the Fund and that the management fee rate was reasonable in relation to such services. The non-interested Directors were represented by independent counsel who assisted the non-interested Directors in their deliberations.

Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(SM)) Program (the "MFA Program"). For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

The following table sets forth the transfer agent fees paid by the Fund for the periods indicated:

         Period                                             Transfer Agent Fees*

         Fiscal year ended December 31, 2001                     $332,670
         Fiscal year ended December 31, 2000                     $334,762
         Fiscal year ended December 31, 1999                     $538,690

  * During the periods shown, the Fund paid fees to the Transfer Agent at lower rates than are currently in effect. If the current rates were in effect for the periods shown, the fees paid by the Fund to the Transfer Agent may have been higher.

Accounting Services. The Fund entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund at its cost and the Fund reimbursed the Investment Adviser for these services. The Investment Adviser continues to provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser for the cost of these services.

The table below shows the amount paid by the Fund to State Street and the Investment Adviser for accounting services for the periods indicated:

              Period                   Paid to State Street     Paid to the Investment Adviser

Fiscal year ended December 31, 2001          $100,883*                     $18,330
Fiscal year ended December 31, 2000          N/A                           $102,856
Fiscal year ended December 31, 1999          N/A                           $68,902

  * Represents payments pursuant to the agreement with State Street effective January 1, 2001.

Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of each class of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Code of Ethics

The Board of Directors of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund, the Investment Adviser, MLAM U.K. and the Distributor (the "Code of Ethics"). The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

                               PURCHASE OF SHARES

Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan). Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by the Investment Adviser or MLIM. MLIM/FAM-advised Funds that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "Select Pricing Funds."

The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time), which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE in order to purchase shares at that day's offering price.

The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain selected securities dealers or other financial intermediaries, including Merrill Lynch, may charge a processing fee to confirm a purchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class A and Class D Shares

Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges, and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Eligible Class A Investors

Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares in a shareholder account are entitled to purchase additional Class A shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Investment Adviser or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees, to members of the Boards of Merrill Lynch and MLIM/FAM-advised Funds including the

Fund, and to employees of certain select securities dealers. Certain persons who acquired shares of certain MLIM/FAM-advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions are met. In addition, Class A shares of the Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from the sale of a certain number of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares -- Closed-End Reinvestment Options."

Class A and Class D Sales Charge Information

                                                           Class A Shares

                                   Gross Sales     Sales Charges   Sales Charges     CDSCs Received on
For the Fiscal Year Ended           Charges         Retained By       Paid To          Redemption of
      December 31,                 Collected        Distributor    Merrill Lynch     Load-Waived Shares
2001                                 $8,339             $632           $7,707               $0
2000                                 $6,699             $947           $5,752               $0
1999                                 $3,295             $292           $3,003               $0


                                                           Class D Shares

                                   Gross Sales     Sales Charges   Sales Charges     CDSCs Received on
For the Fiscal Year Ended           Charges         Retained By       Paid To          Redemption of
      December 31,                 Collected        Distributor    Merrill Lynch     Load-Waived Shares
2001                                 $2,220             $193           $2,027               $0
2000                                 $1,604              $98           $1,506               $0
1999                                 $4,080             $399           $3,681               $0

The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends or capital gains distributions.

Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of the Class A or Class D shares of the Fund or any Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the further reduced percentage sales charge that would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charge on any previous purchase.

The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

TMA(SM) Managed Trusts. Class A shares are offered at net asset value to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

Purchase Privilege of Certain Persons. Directors of the Fund, members of the Boards of other MLIM/FAM-advised funds, ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes the Investment Adviser, MLIM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.

Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and, second, the investor must establish that such redemption had been made within 60 days prior to the investment in the Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class D shares must be made within 90 days after such notice.

Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

Acquisition of Certain Investment Companies. Class D shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisers, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser from time to time.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.

Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.

The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.

Contingent Deferred Sales Charges -- Class B Shares

Class B shares that are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first on shares held for over four years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the four-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the Class B CDSC:

                                                          CDSC as a Percentage
          Year Since Purchase Payment Made                  of Dollar Amount
                                                           Subject to Charge*

          0-1                                                     4.0%
          1-2                                                     3.0%
          2-3                                                     2.0%
          3-4                                                     1.0%
          4 and thereafter                                        None


To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.0% (the applicable rate in the third year after purchase).

The Class B CDSC is waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability, or if later, reasonably promptly following completion of probate. The Class B CDSC also is waived on redemptions of shares by certain eligible 401(a) and eligible 401(k) plans. The CDSC also is waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption and for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM) Account available through employers providing eligible 401(k) plans. The Class B CDSC also is waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Portfolio Group and held in such account at the time of redemption. The Class B CDSC also is waived for any Class B shares that are purchased within qualifying Employee Access(SM) Accounts. The terms of the CDSC may be modified in connection with certain fee-based programs. See "Shareholder Services -- Fee-Based Programs" and "-- Systematic Withdrawal Plan."

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

Conversion of Class B Shares to Class D Shares. After approximately ten years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The conversion period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

Contingent Deferred Sales Charges -- Class C Shares

Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Fee-Based Programs" and "-- Systematic Withdrawal Plan."

Class B and Class C Sales Charge Information


                                                    Class B Shares*

                                              CDSCs                  CDSCs
For the Fiscal Year Ended December 31,     Received by              Paid to
                                           Distributor           Merrill Lynch

2001                                          $36,887                $36,887
2000                                         $103,801               $103,801
1999                                         $210,016               $210,016

  * Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

                                                    Class C Shares*

                                              CDSCs                  CDSCs
For the Fiscal Year Ended December 31,     Received by              Paid to
                                           Distributor           Merrill Lynch

2001                                               $174                 $174
2000                                               $574                 $574
1999                                             $1,084               $1,084

Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Closed-End Fund Reinvestment Options

Class A shares of the Fund ("Eligible Class A Shares") are offered at net asset value to holders of the common stock of certain closed-end funds advised by the Investment Adviser or MLIM who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select Pricing(SM) System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund ("Eligible Class D Shares") at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in that fund's initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

Subject to the conditions set forth below, shares of the Fund are offered at net asset value to holders of the common stock of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund.

In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of the Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor have held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Distribution Plans

Reference is made to "Key Facts -- Fees and Expenses" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.

The Distribution Plans for Class B, Class C and Class D shares each provides that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).

The Distribution Plans for Class B and Class C shares each provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.50% and 0.55%, respectively, of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors or other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisors, selected securities dealers or other financial intermediaries in connection with the sale of the Class B and Class C shares.

The Fund's Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of Independent Directors shall be committed to the discretion of the Independent Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the Independent Directors concluded that there is reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the Independent Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Directors, including a majority of the Independent Directors who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and, in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans annually. Distribution-related revenues consist of the account maintenance fees, the distribution fees and the CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses and interest expense.

As of December 31, 2001, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by approximately $47,969,463 (51% of Class B net assets at that date). As of December 31, 2001, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $206,638 (10% of Class C net assets at that date).

For the fiscal year ended December 31, 2001, the Fund paid the Distributor $828,748 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $110.5 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended December 31, 2001, the Fund paid the Distributor $17,649 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $2.2 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended December 31, 2001, the Fund paid the Distributor $25,292 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $10.1 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

Limitations on the Payment of Deferred Sales Charges

The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus
(2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

The following table sets forth comparative information as of December 31, 2001 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.

                                                                  Data Calculated as of December 31, 2001


                                                                              (in thousands)
                                                                                                                           Annual
                                                                                                                        Distribution
                                                      Allowable   Allowable                   Amounts                      Fee at
                                         Eligible     Aggregate   Interest      Maximum     Previously     Aggregate     Current Net
                                          Gross         Sales     on Unpaid      Amount       Paid to       Unpaid          Asset
                                         Sales(1)     Charge(2)   Balance(3)    Payable    Distributor(4)   Balance       Level(5)

Class B Shares for the period
November 18, 1991
(commencement
of operations) to December
31, 2001
Under NASD Rule as Adopted               $2,209,296    $136,809    $109,925      $246,734    $63,618        $183,116       $467
Under Distributor's Voluntary Waiver     $2,209,296    $136,809    $12,318       $149,127    $63,618        $85,509        $467
Class C Shares, for the period
October 21, 1994
(commencement
of operations) to December               $20,588       $1,277      $707          $1,984      $235           $1,749         $11
31, 2001
Under NASD Rule as Adopted

(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.
(2) Includes amounts attributable to exchanges from Summit that are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule. Consists of CDSC payments, distribution fee payments and accruals. Of the distribution fee payments made with respect to Class B shares prior to July 7, 1993 under the distribution plan in effect at that time, at a 0.75% rate, 0.50% of average daily net assets has been treated as a distribution fee and 0.25% of average daily net assets has been deemed to have been a service fee and not subject to the NASD maximum sales charge rule. See "Key Facts -- Fees and Expenses" in the Prospectus.
(4) This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the MFA Program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.
(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

                              REDEMPTION OF SHARES

Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

The Fund has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

Redemption

A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption requests may require a guarantee by an "eligible guarantor institution" as such is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which usually will not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund also will repurchase Fund shares through a selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase Fund shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day's closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge their customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem Fund shares as set forth above.

Reinstatement Privilege -- Class A and Class D Shares

Shareholders who have redeemed their Class A or Class D shares of the Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                                PRICING OF SHARES

Determination of Net Asset Value

Reference is made to "Your Account -- How Shares are Priced" in the Prospectus.

The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value is computed by dividing the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Investment Adviser and Distributor, are accrued daily.

The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares; moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Directors as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Fund. Portfolio securities that are traded in both the OTC market and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded in both the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Fund writes an option, the amount of the premium received is recorded in the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. The Fund employs Merrill Lynch Securities Pricing Service ("MLSPS"), an affiliate of the Investment Adviser, to provide securities prices for the Fund. During the fiscal years ended December 31, 1999, 2000 and 2001, the Fund paid $857, $1,046 and $244, respectively, to MLSPS for such service.

Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Directors of the Fund. Such valuations and procedures will be reviewed periodically by the Directors.

Generally, trading in non-U.S. securities, as well as U.S. Government securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such periods, then the securities may be valued at their fair value as determined in good faith by the Board of Directors of the Fund or Fund management using procedures approved by the Board of Directors.

Computation of Offering Price Per Share

An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on December 31, 2001 is set forth below.

                                                                               Class A        Class B        Class C       Class D


Net Assets                                                                   $31,809,824    $93,422,503     $2,047,170   $12,393,741

Number of Shares Outstanding                                                   5,824,532     17,116,860        375,311     2,269,840

Net Asset Value Per Share (net assets divided by number of shares                  $5.46          $5.46          $5.45         $5.46
outstanding)

Sales Charge (for Class A and Class D shares: 4.00% of offering price; 4.17%         .23             **             **           .23
of net asset value per share)*

Offering Price                                                                     $5.69          $5.46          $5.45         $5.69


  * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

 ** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares-- Deferred Sales Charge Alternatives-- Class B and Class C Shares" herein.


                  PORTFOLIO TRANSACTIONS AND BROKERAGE

Transactions in Portfolio Securities

Subject to policies established by the Board of Directors, the Investment Adviser is primarily responsible for the execution of the Fund's portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonable trade execution cost, the Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Fund. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision making processes and, therefore, to the Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Directors of the Fund and subject to best execution, the Investment Adviser may consider sales of shares of feeder funds as a factor in the selection of brokers and dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of a feeder fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

The Fund anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Fund will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

Foreign equity securities may be held by the Fund in the form of Depositary Receipts, or other securities convertible into foreign equity securities. Depositary Receipts may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Fund intends to manage so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on the Fund's strategies.

Information about the brokerage commissions paid by the Fund including commissions paid to Merrill Lynch, is set forth in the following table:

                                         Aggregate Brokerage    Commissions Paid
         Fiscal Year Ended December 31,    Commissions Paid     to Merrill Lynch

         2001                                  $2,400                     $0
         2000                                  $4,309                   $625
         1999                                  $1,731                     $0


For the period ended December 31, 2001, the Fund paid no brokerage commissions to Merrill Lynch.

The Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Fund, including Merrill Lynch and any of its affiliates, will not serve as the Fund's dealer in such transactions. However, affiliated persons of the Fund may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Directors of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal year ended December 31, 2001, that affiliated entity received no fees from the Fund for securities lending activities. That entity may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates.

The Board of Directors of the Fund has considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Board of Directors of the Fund made a determination not to seek such recapture. The Board of Directors of the Fund will reconsider this matter from time to time.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund. Securities may be held by, or be appropriate investments for, the Fund as well as other funds or investment advisory clients of the Investment Adviser or MLIM.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate act as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                              SHAREHOLDER SERVICES

The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund by calling the telephone number on the cover page hereof, or from the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account

Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.

Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

Shareholders may transfer their Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into a selected dealer agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into a selected dealer agreement with Merrill Lynch, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC, so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Select Pricing Funds and Summit, a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

Exchanges of Class A and Class D Shares. Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.

Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Select Pricing Funds or for Class A shares of Summit ("new Class A or Class D shares"), are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares generally may be exchanged into the Class A or Class D shares, respectively, of the other funds with a reduced sales charge or without a sales charge.

Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B or Class C shares of the fund from which the exchange has been made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B shares. Effective June 1, 2001, many MLIM/FAM-advised equity funds have a six-year CDSC schedule for Class B shares instead of the four-year CDSC schedule in effect prior to June 1, 2001. A shareholder who purchased the Fund's Class B shares on or after June 1, 2001, and who wishes to exchange those shares for Class B shares of an equity fund will be subject to the equity fund's six-year CDSC schedule. For example, an investor may exchange Class B shares of the Fund purchased on or after June 1, 2001 for those of Merrill Lynch Small Cap Value Fund, Inc. ("Small Cap Value Fund") after having held the Fund's Class B shares for two and a half years. The 2% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption, since by "tacking" the two and a half year holding period of the Fund Class B shares to the four-year holding period for the Small Cap Value Fund Class B shares, the investor will be deemed to have held the Small Cap Value Fund Class B shares for more than six years. A Fund shareholder who purchased Class B shares prior to June 1, 2001 who wishes to exchange those shares for Class B shares of an equity fund will continue to be subject to the four-year CDSC schedule in effect prior to June 1, 2001 and will have his or her holding period "tacked" to the holding period for the new Class B shares. More information on exchanges of Class B and Class C shares can be obtained by calling 1-800-MER-FUND or by writing the Fund at the address listed on the front cover of this Statement of Additional Information.

Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

Prior to October 12, 1998, exchanges from the Fund and other Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for the money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

Exchanges by Participants in the MFA Program. The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be "tacked" to the holding period for the Class B or Class C shares originally held. The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.

Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program's client agreement and from the Transfer Agent at 1-800-MER-FUND or 1-800-637-3863.

Retirement and Education Savings Plans

Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Merrill Lynch may charge an initial establishment fee and an annual fee for each account. Information with respect to these plans is available on request from Merrill Lynch. The minimum initial purchase to establish any such plan is $100, and the minimum subsequent purchase is $1.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRA plans and education savings plans, may be exempt from taxation when distributed as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan. Under the Automatic Investment Plan, the Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of the shareholder by either pre-authorized checks or automated clearing house debits. For investors who buy shares of the Fund through Blueprint(SM), no minimum charge to the investor's bank account is required. Alternatively, an investor that maintains a CMA(R) or CBA(R) Account may arrange to have periodic investments made in the Fund in amounts of $100 or more ($1 or more for retirement accounts) through the CMA(R) or CBA(R) Automated Investment Program.

Automatic Dividend Reinvestment Plan

Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

Shareholders may elect to have subsequent dividends paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plan

A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders that have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

At the time of each withdrawal payment, sufficient Class A, Class B, Class C or Class D shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and the class of shares to be redeemed. Redemptions will be made at net asset value determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's systematic withdrawal plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.

With respect to redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, a shareholder must make a new election to join the systematic withdrawal program with respect to Class D shares. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Merrill Lynch Financial Advisor.

Withdrawal payments generally should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in a taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors that maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Automatic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

Alternatively, a shareholder whose shares are held within a CMA(R), CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) or CBA(R) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) or CBA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA(R) or CBA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

                               DIVIDENDS AND TAXES

Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid at least annually. All net realized capital gains, if any, are distributed to the Fund's shareholders at least annually.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see "Shareholder Services -- Automatic Dividend Reinvestment Plan." A shareholder may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as described below, whether they are invested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Pricing of Shares -- Determination of Net Asset Value."

Taxes

The Fund intends to continue to qualify for the special tax treatment afforded RICs under the Code. As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in warrants, options and futures) ("capital gain dividends") are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any capital gain dividends, as well as any amount of capital gain dividends in the different categories of capital gain referred to above.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. Distributions by the Fund, whether from ordinary income or capital gains, generally will not be eligible for the dividends received deduction allowed to corporations under the Code. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period of the converted Class B shares.

If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid to the Fund reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% United States withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the United States withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to certain conditions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments in foreign securities held in the Fund. In addition, a foreign tax credit may be claimed with respect to withholding tax on a dividend only if the shareholder meets certain holding period requirements. The Fund also must meet these holding requirements, and if the Fund fails to do so, it will not be able to "pass through" to shareholders the ability to claim a credit or a deduction for the related foreign taxes paid by the Fund. If the Fund satisfies the holding period requirements and if more than 50% in value of its total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such withholding taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, moreover, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes and other information needed to claim the foreign tax credit. For this purpose, the Fund will allocate foreign taxes and foreign source income among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to the Class A, Class B, Class C and Class D shareholders during the taxable year or such other method as the Internal Revenue Service may prescribe.

The Fund may invest in junk bonds, as previously described. Some of these junk bonds may be purchased at a discount and may therefore cause the Fund to accrue and distribute income before amounts due under the obligations are paid. In addition, a portion of the interest payments on such junk bonds may be treated as dividends for Federal income tax purposes; in such case, if the issuer of such junk bonds is a domestic corporation, dividend payments by the Fund will be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest payments.

The Fund may make investments that produce taxable income that is not matched by a corresponding receipt of cash or an offsetting loss deduction. Such investments would include obligations that have original issue discount, that accrue discount, obligations that accrue negative amortization and obligations which are subordinated in the mortgage-backed or asset-backed securities structure. Such taxable income would be treated as income earned by the Fund and would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding receipt of cash by the Fund or an offsetting deduction, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to shareholders. The Fund intends to make sufficient and timely distributions to shareholders so as to qualify for treatment as a RIC at all times.

The Federal income tax rules governing the taxation of interest rate swaps are not entirely clear and may require the Fund to treat payments received under such arrangements as ordinary income and to amortize payments under certain circumstances. Additionally, because the treatment of swaps under the RIC qualification rules is not clear, the Fund will monitor its activity in this regard in order to maintain its qualification as a RIC.

Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. In general, unless an election is available to the Fund or an exception applies, options and futures contracts that are "Section 1256 Contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss attributable to Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest rates with respect to its investments.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

Code Section 1092, which applies to certain "straddles," may affect the taxation of the Fund's sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and closing transactions in options, futures and forward foreign exchange contracts.

Special Rules for Certain Foreign Currency Transactions

In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from future contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code
Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

                                PERFORMANCE DATA

From time to time the Fund may include its average annual total return and other total return data, as well as yield, in advertisements or information furnished to present or prospective shareholders. Total return and yield figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return and yield are determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest individual marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by (c) the maximum offering price per share on the last day of the period.

Set forth in the tables below is total return and yield information, before and after taxes, for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated expressed as a percentage based on a hypothetical $1,000 investment.

                                                      Class A     Class B     Class C     Class D
           Period                                     Shares      Shares      Shares      Shares

                                                      Average Annual Total Return
                                                      (including maximum applicable sales charge)

One Year Ended December 31, 2001                      1.21%        1.01%      3.61%       0.95%
Five Years Ended December 31, 2001                    (1.43)%      (1.39)%    (1.46)%     (1.68)%
Ten Years Ended December 31, 2001                     3.32%        2.94%        --          --
Inception (October 21, 1994) to                         --           --       2.05%       2.07%
December 31, 2001


                                       53


                                                      Class A    Class B    Class C    Class D
               Period                                 Shares     Shares     Shares     Shares

                                                      Average Annual Total Return
                                                      After Taxes on Dividends
                                                      (including maximum applicable sales charge)

One Year Ended December 31, 2001                      (2.90)%    (2.96)%    (0.32)%    (3.05)%
Five Years Ended December 31, 2001                    (4.56)%    (4.26)%    (4.31)%    (4.72)%
Ten Years Ended December 31, 2001                     0.28%      0.18%        --         --
Inception (October 21, 1994) to December 31, 2001       --         --       (0.77)%    (0.95)%

                                                      Average Annual Total Return
                                                      After Taxes on Dividends and Redemptions
                                                      (including maximum applicable sales charge)

One Year Ended December 31, 2001                      0.72%      0.59%      2.19%      0.56%
Five Years Ended December 31, 2001                    (2.62)%    (2.46)%    (2.50)%    (2.77)%
Ten Years Ended December 31, 2001                     1.21%      1.06%        --         --
Inception (October 21, 1994) to December 31, 2001       --         --       0.29%      0.20%

                                                      Yield
30 Days Ended December 31, 2001                       13.02%     12.74%     12.72%     12.76%


Total return and yield figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return and yield will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

In order to reflect the reduced sales charges in the case of Class A or Class D shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the CDSC waiver and therefore may reflect a greater total return since, due to the reduced sales charge or the waiver of sales charges, a lower amount of expenses is deducted.

On occasion, the Fund may compare its performance to that of the Merrill Lynch U.S. Treasury/Agency 1-10 Years Index or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine and Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

The Fund's total return will vary depending on market conditions, the securities held by the Fund, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

                               GENERAL INFORMATION

Description of Shares

The Fund was incorporated under Maryland law on July 1, 1988 as a closed-end investment company. On October 25, 1991, the shareholders of the Fund voted to convert the Fund to an open-end investment company. The Fund was converted to an open-end investment company on November 15, 1991 and commenced operations as such on November 18, 1991. At the time of conversion of the Fund into an open-end investment company, the Fund had approximately 32,447,786 shares of Common Stock outstanding, all of which were reclassified into shares of Class A Common Stock upon such conversion. At the date of this Statement of Additional Information, the Fund has an authorized capital of 4,000,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock, each of which consists of 1,000,000,000 shares. Shares of Class A, Class B, Class C and Class D Common Stock represent an interest in the same assets of the Fund and are identical in all respects except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures. The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act on any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent auditors. In addition, a special meeting of shareholders may be held, if requested in compliance with applicable Maryland law. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in the Prospectus. Each share is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund on liquidation or dissolution after satisfaction of outstanding liabilities. Stock certificates are issued by the transfer agent only on specific request. Certificates for fractional shares are not issued in any case.

Independent Auditors

Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund. The selection of independent auditors is subject to approval by the non-interested Directors of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Accounting Services Provider

State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund.

Custodian

State Street Bank and Trust Company (the "Custodian"), P.O. Box 351, Boston, Massachusetts 02101, acts as custodian of the Fund's assets. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

Transfer Agent

Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Your Account-- How to Buy, Sell, Transfer and Exchange Shares-- Through the Transfer Agent" in the Prospectus.

Legal Counsel

Sidley Ausin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, is counsel for the Fund.

Reports to Shareholders

The fiscal year of the Fund ends on December 31 of each year. The Fund sends to its shareholders, at least semi-annually, reports showing the Fund's portfolio and other information. An Annual Report, containing financial statements audited by independent auditors is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries

Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

To the knowledge of the Fund, the following persons owned beneficially or of record 5% or more of a class of the Fund's shares as of March 28, 2002.

         Name                           Address           Percentage and Class

Dr. Sim Fass and               800 Scudders Mill Road        17% of Class C
Mrs. Esther Fass JTWROS        Plainsboro, NJ 08536


                              FINANCIAL STATEMENTS

The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2001 Annual Report. You may request a copy of the Fund's Annual Report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                                   APPENDIX I

                       RATINGS OF FIXED INCOME SECURITIES

Description of Moody's Investors Service, Inc.'s ("Moody's") Debt Ratings

Aaa Bonds and preferred stock which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa Bonds and preferred stock which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.
A Bonds and preferred stock which are rated "A" possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.
Baa Bonds and preferred stock which are rated "Baa" are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba Bonds and preferred stock which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B Bonds and preferred stock which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa Bonds and preferred stock which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca Bonds and preferred stock which are rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C Bonds and preferred stock which are rated "C" are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody's Short-Term Debt Ratings

Moody's short-term issuer ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. Such obligations generally have an original maturity not exceeding one year. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Prime-1. Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

o    Leading market positions in well-established industries.
o    High rates of return on funds employed.
o Conservative capitalization structure with moderate reliance on debt and ample asset protection.
o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
o Well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2. Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation than is the case for Prime-2 securities. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime. Issuers rated Not Prime do not fall within any of the Prime rating categories.

If an issuer represents to Moody's that its short-term debt obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within the parenthesis beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement.

Moody's ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed. A rating should be weighed solely as one factor in an investment decision and you should make your own study and evaluation of any issuer whose securities or debt obligations you consider buying or selling.

Description of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") Issue Credit Ratings

A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.

The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

Issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform any audit in connection with any credit rating and may, on occasion, rely on unaudited financial information. Credit ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances. Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days--including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.

Long-term Issue Credit Ratings:

Issue credit ratings are based, in varying degrees, on the following considerations:

  I. Likelihood of payment-- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
 II. Nature of and provisions of the obligation; and
III. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights. The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such definition applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations). Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.
AAA An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.
AA An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.
A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.
BBB An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated "BB", "B", "CCC", "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB An obligation rated "BB" is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.
B An obligation rated "B" is more vulnerable to non-payment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.
CCC An obligation rated "CCC" is currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligator is not likely to have the capacity to meet its financial commitment on the obligation.

CC   An obligation rated "CC" is currently highly vulnerable to non-payment.
C A subordinated debt or preferred stock obligation rated "C" is CURRENTLY HIGHLY VULNERABLE to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.
D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus ( - ): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.
N.R.: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.


Short-term Issue Credit Ratings:

A-1 A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.
A-2 A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.
A-3 A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
B A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.
C A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.
D A short-term obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Local Currency and Foreign Currency Risks:

Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign

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currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Standard & Poor's Issuer Credit Ratings

A Standard & Poor's Counterparty Credit Rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligations. This opinion focuses on the obligor's capacity and willingness to meet its financial commitments as they come due. It does not apply to any specific financial obligation, as it does not take into account the nature of and provisions of the obligation, its standing in bankruptcy or liquidation, statutory preferences, or the legality and enforceability of the obligation. In addition, it does not take into account the creditworthiness of the guarantors, insurers, or other forms of credit enhancement on the obligation. The Issuer Credit Rating is not a recommendation to purchase, sell, or hold a financial obligation issued by an obligor, as it does not comment on market price or suitability for a particular investor.

Counterparty Credit Ratings, ratings assigned under the Corporate Credit Rating Service (formerly called the Credit Assessment Service) and Sovereign Credit Ratings are all forms of Issuer Credit Ratings.

Issuer Credit Ratings are based on current information furnished by obligors or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any Issuer Credit Rating and may, on occasion, rely on unaudited financial information. Issuer Credit Ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances. Issuer Credit Ratings can be either long-term or short-term. Short-Term Issuer Credit Ratings reflect the obligor's creditworthiness over a short-term time horizon.

Long-term Issuer Credit Ratings:

AAA An obligor rated "AAA" has EXTREMELY STRONG capacity to meet its financial commitments. "AAA" is the highest Issuer Credit Rating assigned by Standard & Poor's. AA An obligor rated "AA" has VERY STRONG capacity to meet its financial commitments. It differs from the highest rated obligors only in small degree.
A An obligor rated "A" has STRONG capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.
BBB An obligor rated "BBB" has ADEQUATE capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

Obligors rated "BB", "B", "CCC", and "CC" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "CC" the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB An obligor rated "BB" is LESS VULNERABLE in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitments.
B An obligor rated "B" is MoRE VULNERABLE than the obligors rated "B" but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments.

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CCC  An obligor rated "CCC" is CURRENTLY VULNERABLE, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.
CC An obligor rated "CC" is CURRENTLY HIGHLY VULNERABLE. Plus (+) or minus(-) The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
C A subordinated debt or preferred stock obligation rated "C" is CURRENTLY HIGHLY VULNERABLE to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.
R An obligor rated "R" is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.
SD   An obligor rated "SD" (Selective Default) or "D" has failed to pay one or
&    more of its financial obligations (rated or unrated) when it came due. A
D "D" rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An "SD" rating is assigned when Standard & Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.
N.R. An issuer designated N.R. is not rated.

Short-term Issuer Credit Ratings:

A-1 An obligor rated A-1 has a strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.
A-2 An obligor rated A-2 has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.
A-3 An obligor rated A-3 has adequate capacity to meet financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.
B An obligation rated B is more vulnerable to nonpayment than obligations rated 'BB,' but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.
C A subordinated debt or preferred stock obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on the obligation are being continued. A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

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R    An obligor rated "R" is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.
SD   An obligor rated "SD" (Selective Default) or "D" has failed to pay one or and  more of its financial obligations (rated or unrated) when it came due. A
D "D" rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An "SD" rating is assigned when Standard & Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.
N.R. An issuer designated N.R. is not rated.

Local Currency and Foreign Currency Risks:

Local Currency and Foreign Currency risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Standard & Poor's Note Ratings

A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

     -- Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note.
     -- Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

     Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3 Speculative capacity to pay principal and interest.

c The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

Standard & Poor's Rating Outlook Definitions

A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

     --   Positive means that a rating may be raised.

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     --   Negative means that a rating may be lowered.

     --   Stable means that a rating is not likely to change.

     --   Developing means a rating may be raised or lowered.

     --   N.M. means not meaningful.

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